FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-07

Free Writing Prospectus dated November 23, 2016
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

The information in this file (the “File”) is an electronic copy of the information set forth in the Appendix titled "Certain Characteristics of the Mortgage Loans and Mortgaged Properties" to the prospectus. This File does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

ANNEX A-1

								Number of	Property	Property		Year		Unit of		Occupancy
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date
1	JPMCB	Hilton Hawaiian Village	2005 Kalia Road	Honolulu	HI	96815	Honolulu	1	Hotel	Full Service	1961	2016	2,860	Rooms	94.6%	09/30/16
2	JPMCB	Fresno Fashion Fair Mall	645 East Shaw Avenue	Fresno	CA	93710	Fresno	1	Retail	Super Regional Mall	1970	2003	536,093	Square Feet	88.2%	08/31/16
3	JPMCB	9 West 57th Street	9 West 57th Street	New York	NY	10019	New York	1	Office	CBD	1972		1,680,218	Square Feet	63.5%	06/01/16
4	JPMCB	Riverway	6133 North River Road, 9377 West Higgins Road, 9399 West Higgins Road and 6107 North River Road	Rosemont	IL	60018	Cook	1	Office	Suburban	1988, 1994	2016	869,120	Square Feet	95.0%	09/30/16
5	JPMCB	Moffett Gateway	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2016		612,691	Square Feet	100.0%	12/01/16
6	JPMCB	Summit Mall	3265 West Market Street	Fairlawn	OH	44333	Summit	1	Retail	Regional Mall	1965	2007	528,234	Square Feet	92.3%	07/05/16
7	JPMCB	North Hills Village	4801 McKnight Road	Pittsburgh	PA	15237	Allegheny	1	Retail	Anchored	1956	2005	560,826	Square Feet	100.0%	10/31/16
8	JPMCB	Hotel Palomar San Diego	1047 Fifth Avenue	San Diego	CA	92101	San Diego	1	Hotel	Full Service	2009		211	Rooms	79.7%	09/30/16
9	LCF	Redwood MHC Portfolio	Various	Various	Various	Various	Various	18	Manufactured Housing	Various	Various	Various	4,007	Pads	70.9%	07/18/16
9.01	LCF	Camp Inn	10400 Highway 27	Frostproof	FL	33843	Polk	1	Manufactured Housing	Recreational Vehicle Park	1972		797	Pads	77.3%	07/18/16
9.02	LCF	Town & Country Estates	4444 East Benson Highway	Tucson	AZ	85706	Pima	1	Manufactured Housing	Manufactured Housing	1971		320	Pads	79.4%	07/18/16
9.03	LCF	St. Clements Crossing	21475 Prather Drive	Lexington Park	MD	20653	Saint Marys	1	Manufactured Housing	Manufactured Housing	1968	2002	186	Pads	95.7%	07/18/16
9.04	LCF	Algoma	4456 13 Mile Road Northeast	Rockford	MI	49341	Kent	1	Manufactured Housing	Manufactured Housing	1980		322	Pads	74.2%	07/18/16
9.05	LCF	Suburban Estates	46440 Kay Drive	Lexington Park	MD	20653	Saint Marys	1	Manufactured Housing	Manufactured Housing	1970		132	Pads	97.7%	07/18/16
9.06	LCF	Colonial Acres	5374 East Deadwood Drive	Portage	MI	49002	Kalamazoo	1	Manufactured Housing	Manufactured Housing	1965		612	Pads	45.3%	07/18/16
9.07	LCF	Twenty Nine Pines	6540 Highway 36 Boulevard North	Oakdale	MN	55128	Washington	1	Manufactured Housing	Manufactured Housing	1975		144	Pads	90.3%	07/18/16
9.08	LCF	Evergreen Springs	229 Killingworth Turnpike	Clinton	CT	06413	Middlesex	1	Manufactured Housing	Manufactured Housing	1935		102	Pads	96.1%	07/18/16
9.09	LCF	Avalon	16860 US Highway 19 North	Clearwater	FL	33764	Pinellas	1	Manufactured Housing	Manufactured Housing	1984		256	Pads	64.5%	07/18/16
9.10	LCF	Lexington	20529 Poplar Ridge Road	Lexington Park	MD	20653	Saint Marys	1	Manufactured Housing	Manufactured Housing	1980		76	Pads	89.5%	07/18/16
9.11	LCF	Colonial Manor	5500 West KL Avenue	Kalamazoo	MI	49009	Kalamazoo	1	Manufactured Housing	Manufactured Housing	1965		195	Pads	69.2%	07/18/16
9.12	LCF	Green Acres	1810 Boston Post Road	Westbrook	CT	06498	Middlesex	1	Manufactured Housing	Manufactured Housing	1955		64	Pads	96.9%	07/18/16
9.13	LCF	Cedar Grove	133 West Main Street & 47 North High Street	Clinton	CT	06413	Middlesex	1	Manufactured Housing	Recreational Vehicle Park	1950		60	Pads	98.3%	07/18/16
9.14	LCF	Hunters Chase	1866 North Eastown Road	Lima	OH	45807	Allen	1	Manufactured Housing	Manufactured Housing	1994		134	Pads	69.4%	07/18/16
9.15	LCF	Highland Bluff	155 North Ivy Street	Branford	CT	06405	New Haven	1	Manufactured Housing	Manufactured Housing	1950		49	Pads	89.8%	07/18/16
9.16	LCF	Winter Paradise	16108 US Highway 19	Hudson	FL	34667	Pasco	1	Manufactured Housing	Recreational Vehicle Park	1972		290	Pads	48.6%	07/18/16
9.17	LCF	Weststar	1866 West Sego Lily Lane	Tucson	AZ	85705	Pima	1	Manufactured Housing	Manufactured Housing	1984		90	Pads	76.7%	07/18/16
9.18	LCF	El Frontier	4233 North Flowing Wells Road	Tucson	AZ	85705	Pima	1	Manufactured Housing	Manufactured Housing	1964		178	Pads	46.6%	07/18/16
10	BSP	925 Common	925 Common Street	New Orleans	LA	70112	Orleans	1	Multifamily	High Rise	1952	2016	199	Units	93.5%	11/09/16
11	BSP	International Plaza	7900 International Drive	Bloomington	MN	55425	Hennepin	1	Office	Suburban	1984	2016	280,244	Square Feet	84.7%	08/31/16
12	BSP	Everett Plaza	1201-1505 Southeast Everett Mall Way	Everett	WA	98208	Snohomish	1	Retail	Anchored	1986		123,913	Square Feet	82.2%	11/01/16
13	JPMCB	Bilmar Beach Resort	10650 Gulf Boulevard	Treasure Island	FL	33706	Pinellas	1	Hotel	Full Service	1961-1974	2006	165	Rooms	80.0%	06/30/16
14	LCF	1140 Avenue of the Americas	1140 Avenue of the Americas	New York	NY	10036	New York	1	Office	CBD	1926	2015	247,183	Square Feet	90.8%	06/08/16
15	JPMCB	Fry 529 Retail Center	20319-20403 FM 529 Road	Cypress	TX	77433	Harris	1	Retail	Anchored	2015		114,911	Square Feet	95.8%	08/01/16
16	SMF VI	Arroyo South Office	7150, 7250 & 7255 South Tenaya Way	Las Vegas	NV	89113	Clark	1	Office	Suburban	2009		138,690	Square Feet	96.4%	10/20/16
17	JPMCB	PGA Financial Plaza	3399 PGA Boulevard	Palm Beach Gardens	FL	33410	Palm Beach	1	Office	Suburban	1998		72,611	Square Feet	100.0%	09/30/16
18	LCF	80 Park Plaza	1135-1155 Raymond Boulevard	Newark	NJ	07102	Essex	1	Office	CBD	1979	2015	960,689	Square Feet	85.8%	07/19/16
19	SMF VI	Walgreens Pool 3	Various	Various	Various	Various	Various	6	Retail	Freestanding	Various		89,540	Square Feet	100.0%	12/06/16
19.01	SMF VI	Walgreens Bettendorf	3425 Middle Road	Bettendorf	IA	52722	Scott	1	Retail	Freestanding	2000		15,120	Square Feet	100.0%	12/06/16
19.02	SMF VI	Walgreens Security	280 Main Street	Security	CO	80911	El Paso	1	Retail	Freestanding	1999		13,905	Square Feet	100.0%	12/06/16
19.03	SMF VI	Walgreens Mason City	1251 4th Street Southwest	Mason City	IA	50401	Cerro Gordo	1	Retail	Freestanding	2000		15,120	Square Feet	100.0%	12/06/16
19.04	SMF VI	Walgreens Fort Dodge	2503 5th Avenue South	Fort Dodge	IA	50501	Webster	1	Retail	Freestanding	1999		15,120	Square Feet	100.0%	12/06/16
19.05	SMF VI	Walgreens Virginia Beach	801 Independence Boulevard	Virginia Beach	VA	23445	Virginia Beach City	1	Retail	Freestanding	1998		13,895	Square Feet	100.0%	12/06/16
19.06	SMF VI	Walgreens Granite City	3732 Nameoki Road	Granite City	IL	62040	Madison	1	Retail	Freestanding	2002		16,380	Square Feet	100.0%	12/06/16
20	SMF VI	Walgreens Pool 6	Various	Various	Various	Various	Various	6	Retail	Freestanding	Various		91,440	Square Feet	100.0%	12/06/16
20.01	SMF VI	Walgreens Sioux City	4650 Morningside Avenue	Sioux City	IA	51106	Woodbury	1	Retail	Freestanding	1999		15,120	Square Feet	100.0%	12/06/16
20.02	SMF VI	Walgreens Des Moines	3140 Southeast 14th Street	Des Moines	IA	50320	Polk	1	Retail	Freestanding	2000		15,795	Square Feet	100.0%	12/06/16
20.03	SMF VI	Walgreens Mesa	420 South Sossaman Road	Mesa	AZ	85208	Maricopa	1	Retail	Freestanding	1999		15,120	Square Feet	100.0%	12/06/16
20.04	SMF VI	Walgreens Wichita	555 North Maize Road	Wichita	KS	67212	Sedgwick	1	Retail	Freestanding	2000		15,120	Square Feet	100.0%	12/06/16
20.05	SMF VI	Walgreens Colorado Springs	1920 South Chelton Road	Colorado Springs	CO	80916	El Paso	1	Retail	Freestanding	1999		13,905	Square Feet	100.0%	12/06/16
20.06	SMF VI	Walgreens Casa Grande	1514 East Florence Boulevard	Casa Grande	AZ	85122	Pinal	1	Retail	Freestanding	1997		16,380	Square Feet	100.0%	12/06/16
21	BSP	Franklin Marketplace	12131-41 Knights Road	Philadelphia	PA	19154	Philadelphia	1	Retail	Anchored	1989	2005	223,434	Square Feet	83.0%	08/31/16
22	JPMCB	Salesforce Tower	111 Monument Circle and 120 North Pennsylvania Street	Indianapolis	IN	46204	Marion	1	Office	CBD	1959, 1990	1993	1,105,117	Square Feet	86.1%	07/11/16
23	JPMCB	Dick’s Sporting Goods Portfolio	Various	Various	Various	Various	Various	6	Retail	Various	Various		264,338	Square Feet	100.0%	12/01/16
23.01	JPMCB	Dick’s Keene	42 Ash Brook Road	Keene	NH	03431	Cheshire	1	Retail	Shadow Anchored	2005		45,471	Square Feet	100.0%	12/01/16
23.02	JPMCB	Dick’s Concord	295 Loudon Road	Concord	NH	03301	Merrimack	1	Retail	Freestanding	2005		50,000	Square Feet	100.0%	12/01/16
23.03	JPMCB	Dick’s Wichita	4600 West Kellogg Drive	Wichita	KS	67209	Sedgwick	1	Retail	Anchored	2003		48,780	Square Feet	100.0%	12/01/16
23.04	JPMCB	Dick’s Bloomingdale	328 West Army Trail Road	Bloomingdale	IL	60108	DuPage	1	Retail	Shadow Anchored	2006		50,000	Square Feet	100.0%	12/01/16
23.05	JPMCB	Dick’s Fort Wayne	309 East Coliseum Boulevard	Fort Wayne	IN	46805	Allen	1	Retail	Unanchored	2004		50,000	Square Feet	100.0%	12/01/16
23.06	JPMCB	PetSmart Concord	299 Loudon Road	Concord	NH	03301	Merrimack	1	Retail	Freestanding	2006		20,087	Square Feet	100.0%	12/01/16
24	LCF	Tech Ridge Office Park	9726 East 42nd Street	Tulsa	OK	74146	Tulsa	1	Office	Suburban	1979	1982	555,716	Square Feet	73.9%	11/30/16
25	SMF VI	Twelve Oaks	5500 Abercorn Street	Savannah	GA	31405	Chatham	1	Retail	Anchored	1984	1995	105,445	Square Feet	95.9%	10/01/16
26	SMF VI	Market at Hilliard	1852 Hilliard Rome Road	Hilliard	OH	43026	Franklin	1	Retail	Shadow Anchored	2003		115,221	Square Feet	97.5%	11/08/16
27	JPMCB	The Riviera	16457 El Camino Real	Houston	TX	77062	Harris	1	Multifamily	Garden	1963, 1980	2016	285	Units	94.7%	10/01/16
28	JPMCB	HGI Kennesaw	895 Cobb Place Boulevard Northwest	Kennesaw	GA	30144	Cobb	1	Hotel	Limited Service	2005		114	Rooms	76.1%	09/30/16
29	SMF VI	Buckhorn Plaza	60-76 Lunger Drive	Bloomsburg	PA	17815	Columbia	1	Retail	Shadow Anchored	2004		86,835	Square Feet	95.3%	10/28/16
30	JPMCB	Timbergrove Heights	1600 West T C Jester Boulevard	Houston	TX	77008	Harris	1	Multifamily	Garden	1970	2016	95	Units	94.7%	11/02/16
31	SMF VI	Home2 Suites Lubbock	6004 Marsha Sharp Freeway	Lubbock	TX	79407	Lubbock	1	Hotel	Extended Stay	2015		100	Rooms	73.9%	08/31/16
32	SMF VI	Southwest Business Center	4325 West Tropicana Avenue & 4330-4340 South Valley View Boulevard	Las Vegas	NV	89103	Clark	1	Industrial	Flex	1985, 1991		77,297	Square Feet	82.2%	10/24/16
33	SMF VI	Hinesville Central	755 West Oglethorpe Highway	Hinesville	GA	31313	Liberty	1	Retail	Shadow Anchored	2000		41,800	Square Feet	100.0%	10/01/16
34	SMF VI	Presidents Industrial	7101 Presidents Drive	Orlando	FL	32809	Orange	1	Industrial	Flex	1986		106,858	Square Feet	96.0%	10/31/16
35	SMF VI	Holiday Inn Express Salina	755 West Diamond Drive	Salina	KS	67401	Saline	1	Hotel	Limited Service	2011		88	Rooms	72.3%	06/30/16
36	BSP	Townley Park Center Retail	124-125 Towne Center Drive & 1781 Sharkey Way	Lexington	KY	40511	Fayette	1	Retail	Unanchored	2007, 2011		33,290	Square Feet	100.0%	09/09/16
37	SMF VI	Hebron Heights	1012 West Hebron Parkway	Carrollton	TX	75010	Denton	1	Retail	Unanchored	2000		36,092	Square Feet	100.0%	10/19/16
38	SMF VI	West Hills Plaza	129 Bessemer Super Highway	Midfield	AL	35228	Jefferson	1	Retail	Anchored	1966	1997	111,571	Square Feet	100.0%	10/01/16
39	LCF	Dollar General Dimmitt	101 Northwest 4th Street	Dimmitt	TX	79027	Castro	1	Retail	Freestanding	2016		10,566	Square Feet	100.0%	12/06/16
40	LCF	Dollar General Jackson	4640 State Highway 72	Jackson	MO	63755	Cape Girardeau	1	Retail	Freestanding	2016		9,100	Square Feet	100.0%	12/06/16

A-1-1

ANNEX A-1

							Original		Current						Net
			Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO
Loan #	Seller(1)	Property Name	Value ($)(4)	Date	LTV %(4)(5)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment
1	JPMCB	Hilton Hawaiian Village	2,230,000,000	08/30/16	31.2%	94,000,000	243,566	94,000,000	243,566	9.4%	No	No	4.19950	0.01025	4.18925	Actual/360	333,529.73	4,002,356.81	10/24/16	12/01/16
2	JPMCB	Fresno Fashion Fair Mall	565,000,000	08/24/16	57.5%	80,000,000	606	80,000,000	606	8.0%	No	No	3.58700	0.01150	3.57550	Actual/360	242,454.63	2,909,455.56	10/06/16	12/01/16
3	JPMCB	9 West 57th Street	3,400,000,000	07/28/16	29.8%	63,000,000	603	63,000,000	603	6.3%	No	No	2.85950	0.01025	2.84925	Actual/360	152,208.80	1,826,505.63	08/30/16	10/01/16
4	JPMCB	Riverway	176,200,000	09/07/16	72.6%	63,000,000	147	63,000,000	147	6.3%	No	No	4.96000	0.01509	4.94491	Actual/360	336,659.18	4,039,910.16	11/02/16	01/01/17
5	JPMCB	Moffett Gateway	525,000,000	07/20/16	46.3%	60,000,000	397	60,000,000	397	6.0%	No	No	3.31940	0.01509	3.30431	Actual/360	291,607.97	3,499,295.67	09/22/16	11/01/16	10/01/21
6	JPMCB	Summit Mall	205,000,000	08/08/16	41.5%	50,000,000	161	50,000,000	161	5.0%	No	No	3.31400	0.01509	3.29891	Actual/360	140,001.16	1,680,013.89	09/07/16	11/01/16
7	JPMCB	North Hills Village	67,500,000	08/01/16	65.3%	44,100,000	79	44,100,000	79	4.4%	No	No	4.32848	0.02509	4.30339	Actual/360	208,156.68	2,497,880.17	11/04/16	01/01/17
8	JPMCB	Hotel Palomar San Diego	80,100,000	11/01/17	47.4%	38,000,000	180,095	38,000,000	180,095	3.8%	No	No	4.55500	0.01509	4.53991	Actual/360	146,245.02	1,754,940.28	11/01/16	12/01/16
9	LCF	Redwood MHC Portfolio	133,710,000	Various	71.8%	37,000,000	23,958	37,000,000	23,958	3.7%	No	No	4.11400	0.01150	4.10250	Actual/360	179,084.02	2,149,008.24	09/06/16	10/06/16	03/06/19
9.01	LCF	Camp Inn	20,800,000	08/04/16		5,892,250		5,892,250		0.6%
9.02	LCF	Town & Country Estates	13,130,000	08/03/16		3,447,938		3,447,938		0.3%
9.03	LCF	St. Clements Crossing	11,600,000	08/04/16		3,062,906		3,062,906		0.3%
9.04	LCF	Algoma	10,000,000	08/05/16		2,963,083		2,963,083		0.3%
9.05	LCF	Suburban Estates	10,240,000	08/04/16		2,914,135		2,914,135		0.3%
9.06	LCF	Colonial Acres	11,070,000	08/05/16		2,763,245		2,763,245		0.3%
9.07	LCF	Twenty Nine Pines	8,310,000	08/01/16		2,558,010		2,558,010		0.3%
9.08	LCF	Evergreen Springs	8,070,000	08/03/16		2,372,240		2,372,240		0.2%
9.09	LCF	Avalon	7,740,000	08/03/16		2,237,344		2,237,344		0.2%
9.10	LCF	Lexington	4,760,000	08/04/16		1,294,615		1,294,615		0.1%
9.11	LCF	Colonial Manor	5,240,000	08/05/16		1,215,026		1,215,026		0.1%
9.12	LCF	Green Acres	4,070,000	08/03/16		1,181,688		1,181,688		0.1%
9.13	LCF	Cedar Grove	3,070,000	08/03/16		946,198		946,198		0.1%
9.14	LCF	Hunters Chase	3,270,000	08/01/16		934,250		934,250		0.1%
9.15	LCF	Highland Bluff	3,200,000	08/03/16		883,760		883,760		0.1%
9.16	LCF	Winter Paradise	3,090,000	08/04/16		881,641		881,641		0.1%
9.17	LCF	Weststar	3,290,000	08/03/16		764,089		764,089		0.1%
9.18	LCF	El Frontier	2,760,000	08/03/16		687,583		687,583		0.1%
10	BSP	925 Common	59,100,000	09/01/16	55.0%	32,500,000	163,317	32,500,000	163,317	3.3%	No	No	5.18000	0.01509	5.16491	Actual/360	178,059.71	2,136,716.52	11/14/16	01/06/17	12/06/17
11	BSP	International Plaza	38,950,000	09/15/16	73.2%	28,500,000	102	28,500,000	102	2.9%	No	No	5.09000	0.03509	5.05491	Actual/360	154,565.61	1,854,787.32	10/31/16	12/06/16	11/06/17
12	BSP	Everett Plaza	39,000,000	10/02/16	69.1%	27,000,000	218	26,964,703	218	2.7%	No	No	4.54000	0.01509	4.52491	Actual/360	137,447.49	1,649,369.88	11/01/16	12/06/16
13	JPMCB	Bilmar Beach Resort	37,100,000	08/08/16	67.1%	25,000,000	151,515	24,905,313	150,941	2.5%	No	No	4.57100	0.01509	4.55591	Actual/360	127,728.17	1,532,738.04	09/01/16	10/01/16
14	LCF	1140 Avenue of the Americas	180,000,000	05/01/16	55.0%	24,000,000	401	24,000,000	401	2.4%	No	No	4.10900	0.01150	4.09750	Actual/360	83,321.39	999,856.68	06/15/16	08/06/16
15	JPMCB	Fry 529 Retail Center	28,240,000	08/25/16	76.1%	21,500,000	187	21,500,000	187	2.2%	No	No	4.27000	0.04259	4.22741	Actual/360	106,018.96	1,272,227.52	10/17/16	12/01/16	11/01/21
16	SMF VI	Arroyo South Office	32,190,000	09/26/16	66.4%	21,400,000	154	21,371,809	154	2.1%	No	No	4.49800	0.06259	4.43541	Actual/360	108,405.23	1,300,862.76	10/27/16	12/06/16
17	JPMCB	PGA Financial Plaza	30,000,000	09/08/16	69.0%	20,700,000	285	20,700,000	285	2.1%	No	No	3.98000	0.04259	3.93741	30/360	98,586.44	1,183,037.28	11/04/16	01/01/17	12/01/19
18	LCF	80 Park Plaza	177,400,000	08/01/16	75.0%	20,500,000	138	20,500,000	138	2.1%	No	No	4.45000	0.01150	4.43850	Actual/360	103,262.35	1,239,148.20	09/30/16	11/06/16	10/06/19
19	SMF VI	Walgreens Pool 3	31,500,000	Various	64.5%	20,349,000	227	20,323,068	227	2.0%	No	Yes - Group 1	4.68000	0.01509	4.66491	Actual/360	105,293.13	1,263,517.56	11/01/16	12/06/16
19.01	SMF VI	Walgreens Bettendorf	6,550,000	10/04/16		4,233,000		4,227,606		0.4%
19.02	SMF VI	Walgreens Security	5,900,000	10/05/16		3,802,000		3,797,155		0.4%
19.03	SMF VI	Walgreens Mason City	5,770,000	10/06/16		3,732,000		3,727,244		0.4%
19.04	SMF VI	Walgreens Fort Dodge	4,920,000	10/08/16		3,180,000		3,175,948		0.3%
19.05	SMF VI	Walgreens Virginia Beach	4,300,000	10/03/16		2,779,000		2,775,459		0.3%
19.06	SMF VI	Walgreens Granite City	4,060,000	09/27/16		2,623,000		2,619,657		0.3%
20	SMF VI	Walgreens Pool 6	30,750,000	Various	64.6%	19,886,000	217	19,860,658	217	2.0%	No	Yes - Group 1	4.68000	0.01509	4.66491	Actual/360	102,897.40	1,234,768.80	11/01/16	12/06/16
20.01	SMF VI	Walgreens Sioux City	5,970,000	09/28/16		3,857,000		3,852,085		0.4%
20.02	SMF VI	Walgreens Des Moines	5,680,000	10/09/16		3,675,000		3,670,317		0.4%
20.03	SMF VI	Walgreens Mesa	5,400,000	10/05/16		3,503,000		3,498,536		0.4%
20.04	SMF VI	Walgreens Wichita	5,350,000	09/16/16		3,462,000		3,457,588		0.3%
20.05	SMF VI	Walgreens Colorado Springs	4,700,000	10/05/16		3,036,000		3,032,131		0.3%
20.06	SMF VI	Walgreens Casa Grande	3,650,000	10/05/16		2,353,000		2,350,001		0.2%
21	BSP	Franklin Marketplace	31,000,000	07/26/16	58.7%	18,250,000	82	18,187,741	81	1.8%	No	No	5.10000	0.01509	5.08491	Actual/360	99,088.33	1,189,059.96	08/19/16	10/06/16
22	JPMCB	Salesforce Tower	181,100,000	07/21/16	59.6%	18,000,000	98	18,000,000	98	1.8%	No	No	4.36690	0.01150	4.35540	Actual/360	66,413.27	796,959.25	08/25/16	10/01/16
23	JPMCB	Dick’s Sporting Goods Portfolio	43,750,000	Various	70.8%	18,000,000	117	17,976,072	117	1.8%	No	No	4.44800	0.01509	4.43291	Actual/360	90,648.05	1,087,776.60	10/11/16	12/01/16
23.01	JPMCB	Dick’s Keene	11,000,000	07/20/16		4,523,226		4,517,213		0.5%
23.02	JPMCB	Dick’s Concord	9,200,000	07/22/16		3,785,806		3,780,774		0.4%
23.03	JPMCB	Dick’s Wichita	8,100,000	07/19/16		3,332,903		3,328,473		0.3%
23.04	JPMCB	Dick’s Bloomingdale	6,500,000	07/22/16		2,676,774		2,673,216		0.3%
23.05	JPMCB	Dick’s Fort Wayne	5,100,000	07/20/16		2,096,129		2,093,343		0.2%
23.06	JPMCB	PetSmart Concord	3,850,000	07/20/16		1,585,161		1,583,054		0.2%
24	LCF	Tech Ridge Office Park	25,100,000	09/29/16	70.3%	17,650,000	32	17,650,000	32	1.8%	No	No	5.28300	0.01509	5.26791	Actual/360	97,825.02	1,173,900.24	11/09/16	01/06/17
25	SMF VI	Twelve Oaks	23,400,000	08/16/16	70.1%	16,400,000	156	16,400,000	156	1.6%	No	Yes - Group 3	4.36000	0.01509	4.34491	Actual/360	81,737.75	980,853.00	10/11/16	12/06/16	11/06/20
26	SMF VI	Market at Hilliard	22,300,000	09/26/16	71.7%	16,000,000	139	16,000,000	139	1.6%	No	Yes - Group 2	4.69900	0.01509	4.68391	Actual/360	82,972.43	995,669.16	11/10/16	01/06/17	12/06/17
27	JPMCB	The Riviera	20,900,000	09/27/16	74.1%	15,500,000	54,386	15,481,867	54,322	1.6%	No	No	5.14400	0.04509	5.09891	Actual/360	84,576.78	1,014,921.36	10/28/16	12/01/16
28	JPMCB	HGI Kennesaw	20,500,000	10/01/16	62.1%	12,750,000	111,842	12,732,019	111,684	1.3%	No	No	4.12000	0.01509	4.10491	Actual/360	61,755.81	741,069.72	11/01/16	12/01/16
29	SMF VI	Buckhorn Plaza	14,000,000	09/23/16	75.0%	10,500,000	121	10,500,000	121	1.1%	No	Yes - Group 2	4.34500	0.01509	4.32991	Actual/360	52,239.32	626,871.84	11/04/16	12/06/16	11/06/17
30	JPMCB	Timbergrove Heights	14,390,000	10/24/16	71.6%	10,300,000	108,421	10,300,000	108,421	1.0%	No	No	4.62500	0.01509	4.60991	Actual/360	52,956.37	635,476.44	11/08/16	01/01/17
31	SMF VI	Home2 Suites Lubbock	14,000,000	06/13/16	61.2%	8,600,000	86,000	8,570,821	85,708	0.9%	No	No	4.69000	0.01509	4.67491	Actual/360	48,733.77	584,805.24	10/04/16	11/06/16
32	SMF VI	Southwest Business Center	11,200,000	10/04/16	66.9%	8,300,000	107	8,288,866	107	0.8%	No	No	4.39800	0.01509	4.38291	Actual/360	41,553.35	498,640.20	11/01/16	12/06/16
33	SMF VI	Hinesville Central	8,800,000	08/16/16	71.6%	6,300,000	151	6,300,000	151	0.6%	No	Yes - Group 3	4.36000	0.01509	4.34491	Actual/360	31,399.26	376,791.12	10/11/16	12/06/16	11/06/19
34	SMF VI	Presidents Industrial	9,200,000	09/22/16	68.5%	6,300,000	59	6,300,000	59	0.6%	No	No	4.42500	0.01509	4.40991	Actual/360	31,641.04	379,692.48	11/04/16	12/06/16	11/06/18
35	SMF VI	Holiday Inn Express Salina	10,800,000	07/05/16	57.3%	6,200,000	70,455	6,184,946	70,283	0.6%	No	No	4.67000	0.01509	4.65491	Actual/360	32,043.84	384,526.08	09/09/16	11/06/16
36	BSP	Townley Park Center Retail	8,500,000	07/18/16	69.3%	5,900,000	177	5,886,671	177	0.6%	No	No	5.02000	0.01509	5.00491	Actual/360	31,744.63	380,935.56	09/29/16	11/06/16
37	SMF VI	Hebron Heights	8,350,000	10/03/16	67.7%	5,650,000	157	5,650,000	157	0.6%	No	No	4.62500	0.01509	4.60991	Actual/360	29,048.88	348,586.56	10/21/16	12/06/16	11/06/18
38	SMF VI	West Hills Plaza	7,400,000	09/12/16	66.1%	4,900,000	44	4,891,087	44	0.5%	No	No	4.46000	0.05509	4.40491	Actual/360	27,124.66	325,495.92	11/02/16	12/06/16
39	LCF	Dollar General Dimmitt	1,430,000	03/16/16	75.0%	1,072,500	102	1,072,500	102	0.1%	No	Yes - Group 4	5.35000	0.01509	5.33491	Actual/360	4,847.97	58,175.64	04/26/16	06/06/16
40	LCF	Dollar General Jackson	1,390,000	05/27/16	75.0%	1,042,500	115	1,042,500	115	0.1%	No	Yes - Group 4	5.26000	0.01509	5.24491	Actual/360	4,633.09	55,597.08	11/04/16	12/06/16

A-1-2

ANNEX A-1

																		HISTORICAL FINANCIALS(14)

			Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment	2013	2013	2013	2014
Loan #	Seller(1)	Property Name	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)(11)	Maturity Date(12)	ARD Loan(12)	Mat Date(12)	Balance ($)(5)	LTV %(4)(5)	Provision (Payments)(13)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)
1	JPMCB	Hilton Hawaiian Village		119	0	120	1	1	0	0	11/01/26	No		94,000,000	31.2%	L(25),DeforGrtr1%orYM(88),O(7)	324,974,888	214,010,053	110,964,835	346,089,627
2	JPMCB	Fresno Fashion Fair Mall		119	0	120	1	1	5	0	11/01/26	No		80,000,000	57.5%	L(25),DeforGrtr1%orYM(91),O(4)	31,587,519	6,451,070	25,136,449	32,794,192
3	JPMCB	9 West 57th Street		117	0	120	3	1	1	0	09/01/26	No		63,000,000	29.8%	L(27),Def(86),O(7)	116,748,306	55,775,327	60,972,979	127,093,163
4	JPMCB	Riverway		120	360	0	0	1	0	0	12/01/26	No		51,721,280	59.6%	L(24),Def(93),O(3)	25,489,463	11,004,945	14,484,517	23,349,290
5	JPMCB	Moffett Gateway	11/01/21	124	360	60	2	1	0	0	04/01/27	No		50,971,995	39.3%	L(26),Def(93),O(7)
6	JPMCB	Summit Mall		118	0	120	2	1	0	0	10/01/26	No		50,000,000	41.5%	L(26),Def(87),O(7)	15,065,656	3,761,536	11,304,120	16,182,561
7	JPMCB	North Hills Village		60	360	0	0	1	0	0	12/01/21	No		40,897,441	60.6%	L(25),Grtr1%orYM(32),O(3)	6,673,871	2,037,150	4,636,721	6,991,079
8	JPMCB	Hotel Palomar San Diego		59	0	60	1	1	0	0	11/01/21	No		38,000,000	47.4%	L(25),Grtr1%orYM(23),O(12)	15,235,573	13,527,066	1,708,507	14,827,817
9	LCF	Redwood MHC Portfolio	04/06/19	117	360	30	3	6	0	0	09/06/26	No		31,694,615	61.5%	L(27),Def(89),O(4)	13,951,003	6,183,055	7,767,948	14,326,966
9.01	LCF	Camp Inn												5,047,367			1,938,867	896,569	1,042,298	1,985,990
9.02	LCF	Town & Country Estates												2,953,542			1,350,701	456,282	894,419	1,369,629
9.03	LCF	St. Clements Crossing												2,623,720			1,166,273	574,182	592,091	1,188,509
9.04	LCF	Algoma												2,538,210			1,071,909	464,632	607,277	1,084,173
9.05	LCF	Suburban Estates												2,496,281			822,645	372,985	449,660	860,595
9.06	LCF	Colonial Acres												2,367,026			1,413,465	678,119	735,346	1,459,280
9.07	LCF	Twenty Nine Pines												2,191,220			767,029	292,725	474,304	787,042
9.08	LCF	Evergreen Springs												2,032,087			655,334	225,151	430,183	681,745
9.09	LCF	Avalon												1,916,534			705,166	334,290	370,876	779,753
9.10	LCF	Lexington												1,108,981			403,862	189,801	214,061	437,782
9.11	LCF	Colonial Manor												1,040,805			642,300	249,835	392,465	650,694
9.12	LCF	Green Acres												1,012,247			400,831	165,530	235,301	420,658
9.13	LCF	Cedar Grove												810,524			381,965	194,568	187,397	400,707
9.14	LCF	Hunters Chase												800,289			394,626	161,743	232,883	383,737
9.15	LCF	Highland Bluff												757,039			314,235	134,802	179,433	311,494
9.16	LCF	Winter Paradise												755,223			610,671	389,534	221,137	597,295
9.17	LCF	Weststar												654,527			359,331	103,581	255,750	364,111
9.18	LCF	El Frontier												588,992			551,793	298,726	253,067	563,772
10	BSP	925 Common	01/06/18	120	360	12	0	6	0	0	12/06/26	No		27,578,512	46.7%	L(24),Def(93),O(3)	2,512,975	1,202,347	1,310,628	2,544,488
11	BSP	International Plaza	12/06/17	119	360	12	1	6	0	0	11/06/26	No		24,120,954	61.9%	L(25),Def(91),O(4)	3,862,790	3,116,920	745,870	4,425,639
12	BSP	Everett Plaza		119	359	0	1	6	0	0	11/06/26	No		21,855,537	56.0%	L(25),Def(91),O(4)	2,832,622	509,364	2,323,257	2,881,373
13	JPMCB	Bilmar Beach Resort		117	357	0	3	1	0	0	09/01/26	No		20,258,372	54.6%	L(27),Def(89),O(4)	12,075,726	9,697,058	2,378,668	12,881,426
14	LCF	1140 Avenue of the Americas		115	0	120	5	6	0	0	07/06/26	No		24,000,000	55.0%	L(24),Grtr1%orYM(92),O(4)	10,726,256	5,012,714	5,713,542	16,986,338
15	JPMCB	Fry 529 Retail Center	12/01/21	119	360	60	1	1	0	0	11/01/26	No		19,600,051	69.4%	L(25),Grtr1%orYM(92),O(3)
16	SMF VI	Arroyo South Office		119	359	0	1	6	0	0	11/06/26	No		17,297,624	53.7%	L(25),Grtr1%orYM(91),O(4)	1,166,082	364,061	802,021	1,990,230
17	JPMCB	PGA Financial Plaza	01/01/20	120	360	36	0	1	0	0	12/01/26	No		17,806,098	59.4%	L(25),Grtr1%orYM(92),O(3)	2,285,302	792,153	1,493,148	2,521,174
18	LCF	80 Park Plaza	11/06/19	118	360	36	2	6	0	0	10/06/26	No		17,925,039	65.6%	L(26),Def(90),O(4)	19,408,125	10,541,458	8,866,667	19,688,978
19	SMF VI	Walgreens Pool 3		121	359	0	1	6	0	0	01/06/27	No		16,470,758	52.3%	L(3),Grtr1%orYM(22),DeforGrtr1%orYM(91),O(6)
19.01	SMF VI	Walgreens Bettendorf												3,426,248
19.02	SMF VI	Walgreens Security												3,077,391
19.03	SMF VI	Walgreens Mason City												3,020,732
19.04	SMF VI	Walgreens Fort Dodge												2,573,935
19.05	SMF VI	Walgreens Virginia Beach												2,249,361
19.06	SMF VI	Walgreens Granite City												2,123,092
20	SMF VI	Walgreens Pool 6		121	359	0	1	6	0	0	01/06/27	No		16,096,000	52.3%	L(3),Grtr1%orYM(22),DeforGrtr1%orYM(91),O(6)
20.01	SMF VI	Walgreens Sioux City												3,121,908
20.02	SMF VI	Walgreens Des Moines												2,974,595
20.03	SMF VI	Walgreens Mesa												2,835,376
20.04	SMF VI	Walgreens Wichita												2,802,190
20.05	SMF VI	Walgreens Colorado Springs												2,457,380
20.06	SMF VI	Walgreens Casa Grande												1,904,550
21	BSP	Franklin Marketplace		57	357	0	3	6	0	0	09/06/21	No		16,855,505	54.4%	L(27),Def(29),O(4)	3,043,647	1,120,740	1,922,907	2,967,240
22	JPMCB	Salesforce Tower		117	0	120	3	1	0	0	09/01/26	No		18,000,000	59.6%	L(27),Def(90),O(3)	25,645,275	13,160,861	12,484,414	27,432,454
23	JPMCB	Dick’s Sporting Goods Portfolio		119	359	0	1	1	0	0	11/01/26	No		14,524,382	57.2%	L(25),Def(91),O(4)	4,697,103	1,560,301	3,136,802	4,825,210
23.01	JPMCB	Dick’s Keene												3,649,837			903,752	175,911	727,841	816,444
23.02	JPMCB	Dick’s Concord												3,054,806			786,600	194,689	591,911	794,147
23.03	JPMCB	Dick’s Wichita												2,689,353			699,550	98,050	601,500	702,152
23.04	JPMCB	Dick’s Bloomingdale												2,159,916			1,236,368	687,606	548,762	1,419,980
23.05	JPMCB	Dick’s Fort Wayne												1,691,388			791,542	381,123	410,419	800,088
23.06	JPMCB	PetSmart Concord												1,279,083			279,290	22,921	256,368	292,399
24	LCF	Tech Ridge Office Park		60	360	0	0	6	0	0	12/06/21	No		16,345,711	65.1%	L(24),Def(33),O(3)	4,746,124	2,732,285	2,013,840	5,078,649
25	SMF VI	Twelve Oaks	12/06/20	119	360	48	1	6	0	0	11/06/26	No		14,647,119	62.6%	L(25),DeforGrtr1%orYM(90),O(5)	2,057,014	637,743	1,419,271	2,180,759
26	SMF VI	Market at Hilliard	01/06/18	120	360	12	0	6	0	0	12/06/26	No		13,388,275	60.0%	L(24),Def(92),O(4)	2,309,144	735,039	1,574,105	2,323,313
27	JPMCB	The Riviera		59	359	0	1	1	0	0	11/01/21	No		14,324,897	68.5%	L(25),Grtr1%orYM(32),O(3)	1,907,434	1,082,448	824,986	2,312,559
28	JPMCB	HGI Kennesaw		119	359	0	1	1	0	0	11/01/26	No		10,170,369	49.6%	L(25),Def(92),O(3)	4,271,808	2,964,149	1,307,659	4,586,953
29	SMF VI	Buckhorn Plaza	12/06/17	119	360	12	1	6	0	0	11/06/26	No		8,691,540	62.1%	L(25),Def(91),O(4)	1,354,462	400,346	954,116	1,161,320
30	JPMCB	Timbergrove Heights		120	360	0	0	1	0	0	12/01/26	No		8,362,092	58.1%	L(25),Grtr1%orYM(92),O(3)
31	SMF VI	Home2 Suites Lubbock		118	298	0	2	6	0	0	10/06/26	No		6,356,276	45.4%	L(26),Def(90),O(4)
32	SMF VI	Southwest Business Center		119	359	0	1	6	0	0	11/06/26	No		6,685,778	52.6%	L(25),Def(91),O(4)	842,794	191,837	650,957	920,731
33	SMF VI	Hinesville Central	12/06/19	119	360	36	1	6	0	0	11/06/26	No		5,496,886	62.5%	L(25),DeforGrtr1%orYM(90),O(5)	740,230	136,312	603,918	756,301
34	SMF VI	Presidents Industrial	12/06/18	119	360	24	1	6	0	0	11/06/26	No		5,369,638	58.4%	L(25),Def(91),O(4)				859,748
35	SMF VI	Holiday Inn Express Salina		118	358	0	2	6	0	0	10/06/26	No		5,041,250	46.7%	L(26),Def(90),O(4)	2,276,235	1,363,500	912,736	2,872,004
36	BSP	Townley Park Center Retail		118	358	0	2	6	0	0	10/06/26	No		4,853,338	57.1%	L(26),Def(90),O(4)	650,485	154,939	495,546	645,596
37	SMF VI	Hebron Heights	12/06/18	119	360	24	1	6	0	0	11/06/26	No		4,841,391	58.0%	L(25),Def(91),O(4)				430,295
38	SMF VI	West Hills Plaza		119	299	0	1	6	0	0	11/06/26	No		3,590,089	48.5%	L(25),Def(91),O(4)	713,297	236,136	477,161	836,027
39	LCF	Dollar General Dimmitt		113	0	120	7	6	0	0	05/06/26	Yes	05/06/31	1,072,500	75.0%	YM(31),DeforYM(82),O(7)
40	LCF	Dollar General Jackson		119	0	120	1	6	0	0	11/06/26	Yes	11/06/31	1,042,500	75.0%	YM(25),DeforYM(88),O(7)

A-1-3

ANNEX A-1

			HISTORICAL FINANCIALS(14)
												UW
			2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent		Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF
Loan #	Seller(1)	Property Name	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(15)	Items ($)	NCF ($)(3)(15)	NOI DSCR(16)	DSCR(16)	Debt Yield %	Debt Yield %
1	JPMCB	Hilton Hawaiian Village	226,228,808	119,860,819	366,791,222	238,053,500	128,737,723	376,987,438	245,094,318	131,893,120	09/30/16	94.6%	374,437,742	241,850,768	132,586,975	0	132,586,975	4.47	4.47	19.0%	19.0%
2	JPMCB	Fresno Fashion Fair Mall	6,442,883	26,351,309	33,828,408	5,653,406	28,175,002	33,789,630	5,728,731	28,060,898	06/30/16	89.6%	32,392,463	6,099,950	26,292,513	993,289	25,299,223	2.22	2.14	8.1%	7.8%
3	JPMCB	9 West 57th Street	59,405,953	67,687,210	148,729,532	63,564,960	85,164,572	161,485,907	64,471,574	97,014,333	06/30/16	66.9%	166,714,099	58,877,243	107,836,855	738,788	107,098,067	3.67	3.64	10.6%	10.6%
4	JPMCB	Riverway	11,652,689	11,696,602	24,694,712	12,493,997	12,200,715	24,766,779	12,494,418	12,272,361	08/31/16	90.0%	25,871,039	12,713,001	13,158,038	1,479,065	11,678,973	1.60	1.42	10.3%	9.1%
5	JPMCB	Moffett Gateway										95.0%	35,097,235	6,170,971	28,926,265	1,294,985	27,631,280	2.04	1.95	11.9%	11.4%
6	JPMCB	Summit Mall	3,902,553	12,280,008	16,012,933	3,778,460	12,234,473	16,529,626	3,769,744	12,759,882	07/31/16	92.7%	17,294,164	3,863,136	13,431,028	586,095	12,844,933	4.70	4.50	15.8%	15.1%
7	JPMCB	North Hills Village	2,062,674	4,928,405	6,888,768	2,113,906	4,774,862	6,821,779	2,090,103	4,731,676	07/31/16	95.4%	6,558,084	2,085,761	4,472,323	367,441	4,104,882	1.79	1.64	10.1%	9.3%
8	JPMCB	Hotel Palomar San Diego	12,374,105	2,453,712	16,011,717	12,756,695	3,255,022	18,291,616	13,605,001	4,686,615	09/30/16	79.7%	18,242,594	13,758,957	4,483,638	0	4,483,638	2.55	2.55	11.8%	11.8%
9	LCF	Redwood MHC Portfolio	6,729,350	7,597,616	14,732,697	6,891,031	7,841,666	14,797,750	6,937,347	7,860,403	06/30/16	69.4%	14,797,750	6,919,649	7,878,101	200,350	7,677,751	1.41	1.38	8.2%	8.0%
9.01	LCF	Camp Inn	947,616	1,038,374	2,073,530	950,180	1,123,350	2,127,516	945,009	1,182,507	06/30/16	67.7%	2,127,516	942,319	1,185,197	39,850	1,145,347
9.02	LCF	Town & Country Estates	468,756	900,873	1,357,719	441,877	915,842	1,346,530	466,818	879,712	06/30/16	77.2%	1,346,530	470,104	876,426	16,000	860,426
9.03	LCF	St. Clements Crossing	615,388	573,121	1,239,443	637,710	601,733	1,246,021	621,007	625,014	06/30/16	95.5%	1,246,021	623,026	622,995	9,300	613,695
9.04	LCF	Algoma	499,353	584,820	1,113,471	511,658	601,813	1,137,131	524,263	612,868	06/30/16	71.6%	1,137,131	520,834	616,297	16,100	600,197
9.05	LCF	Suburban Estates	387,380	473,215	910,316	401,724	508,592	925,037	380,367	544,670	06/30/16	97.6%	925,037	379,405	545,632	6,600	539,032
9.06	LCF	Colonial Acres	775,781	683,499	1,399,296	681,748	717,548	1,359,004	699,298	659,706	06/30/16	44.2%	1,359,004	693,437	665,567	30,600	634,967
9.07	LCF	Twenty Nine Pines	343,267	443,775	803,598	354,270	449,328	819,465	336,431	483,034	06/30/16	86.1%	819,465	341,807	477,658	7,200	470,458
9.08	LCF	Evergreen Springs	221,929	459,816	695,926	232,272	463,654	710,334	232,723	477,611	06/30/16	94.5%	710,334	247,894	462,440	5,100	457,340
9.09	LCF	Avalon	370,461	409,292	937,244	410,434	526,810	893,823	419,102	474,721	06/30/16	64.0%	893,823	409,023	484,800	12,800	472,000
9.10	LCF	Lexington	215,696	222,086	480,561	230,588	249,973	484,600	222,322	262,278	06/30/16	89.4%	484,600	220,870	263,730	3,800	259,930
9.11	LCF	Colonial Manor	270,018	380,676	645,233	324,281	320,952	637,363	329,802	307,561	06/30/16	68.0%	637,363	326,876	310,487	9,750	300,737
9.12	LCF	Green Acres	177,689	242,969	405,103	186,349	218,754	412,271	181,649	230,622	06/30/16	89.6%	412,271	179,047	233,224	3,200	230,024
9.13	LCF	Cedar Grove	224,137	176,570	419,791	236,595	183,196	425,225	237,139	188,086	06/30/16	95.2%	425,225	243,347	181,878	3,000	178,878
9.14	LCF	Hunters Chase	181,878	201,859	384,885	196,927	187,958	392,255	194,423	197,832	06/30/16	67.6%	392,255	191,116	201,139	6,700	194,439
9.15	LCF	Highland Bluff	155,165	156,329	326,662	154,136	172,526	332,207	159,543	172,664	06/30/16	90.1%	332,207	156,700	175,507	2,450	173,057
9.16	LCF	Winter Paradise	400,008	197,287	618,538	422,398	196,140	626,021	432,092	193,929	06/30/16	43.9%	626,021	424,378	201,643	14,500	187,143
9.17	LCF	Weststar	116,072	248,039	351,951	130,069	221,882	360,948	146,396	214,552	06/30/16	77.1%	360,948	144,614	216,334	4,500	211,834
9.18	LCF	El Frontier	358,755	205,017	569,430	387,817	181,613	561,999	408,964	153,035	06/30/16	44.9%	561,999	404,853	157,146	8,900	148,246
10	BSP	925 Common	1,285,218	1,259,270	2,412,958	1,254,152	1,158,806	3,034,537	1,496,664	1,537,873	09/30/16	93.3%	4,308,713	1,613,998	2,694,714	60,180	2,634,534	1.26	1.23	8.3%	8.1%
11	BSP	International Plaza	3,063,855	1,361,784	5,496,543	3,242,407	2,254,136	5,980,744	3,304,691	2,676,053	08/31/16	84.6%	6,327,150	3,473,284	2,853,866	406,355	2,447,512	1.54	1.32	10.0%	8.6%
12	BSP	Everett Plaza	524,273	2,357,101	2,782,152	532,606	2,249,545	2,684,514	501,530	2,182,984	09/30/16	87.7%	2,918,021	542,053	2,375,969	141,962	2,234,007	1.44	1.35	8.8%	8.3%
13	JPMCB	Bilmar Beach Resort	10,269,001	2,612,425	14,349,324	11,164,047	3,185,277	14,713,077	11,352,707	3,360,370	06/30/16	80.0%	14,672,894	11,437,129	3,235,765	0	3,235,765	2.11	2.11	13.0%	13.0%
14	LCF	1140 Avenue of the Americas	6,117,554	10,868,784	19,585,299	6,573,373	13,011,926	20,197,064	6,249,017	13,948,046	03/31/16	90.5%	20,833,881	11,323,332	9,510,549	617,480	8,893,069	2.31	2.16	9.6%	9.0%
15	JPMCB	Fry 529 Retail Center						2,032,747	748,463	1,284,284	07/31/16	95.0%	2,648,640	865,707	1,782,933	111,020	1,671,913	1.40	1.31	8.3%	7.8%
16	SMF VI	Arroyo South Office	431,932	1,558,298	2,251,366	426,848	1,824,518	2,560,025	438,306	2,121,719	08/31/16	91.3%	2,725,909	400,949	2,324,959	166,428	2,158,531	1.79	1.66	10.9%	10.1%
17	JPMCB	PGA Financial Plaza	825,900	1,695,274	2,729,051	878,620	1,850,431	2,796,036	885,889	1,910,147	07/31/16	95.0%	2,752,054	855,576	1,896,478	137,040	1,759,438	1.60	1.49	9.2%	8.5%
18	LCF	80 Park Plaza	10,732,485	8,956,493	20,185,467	10,771,904	9,413,563	21,155,781	11,508,439	9,647,342	05/31/16	85.5%	24,135,155	11,627,672	12,507,483	308,469	12,199,014	1.56	1.52	9.4%	9.2%
19	SMF VI	Walgreens Pool 3										98.0%	1,619,694	16,197	1,603,497	0	1,603,497	1.27	1.27	7.9%	7.9%
19.01	SMF VI	Walgreens Bettendorf										98.0%	336,930	3,369	333,561	0	333,561
19.02	SMF VI	Walgreens Security										98.0%	302,637	3,026	299,610	0	299,610
19.03	SMF VI	Walgreens Mason City										98.0%	297,088	2,971	294,117	0	294,117
19.04	SMF VI	Walgreens Fort Dodge										98.0%	253,055	2,531	250,524	0	250,524
19.05	SMF VI	Walgreens Virginia Beach										98.0%	221,138	2,211	218,927	0	218,927
19.06	SMF VI	Walgreens Granite City										98.0%	208,847	2,088	206,758	0	206,758
20	SMF VI	Walgreens Pool 6										98.0%	1,582,736	15,827	1,566,909	0	1,566,909	1.27	1.27	7.9%	7.9%
20.01	SMF VI	Walgreens Sioux City										98.0%	307,041	3,070	303,970	0	303,970
20.02	SMF VI	Walgreens Des Moines										98.0%	292,461	2,925	289,537	0	289,537
20.03	SMF VI	Walgreens Mesa										98.0%	278,818	2,788	276,030	0	276,030
20.04	SMF VI	Walgreens Wichita										98.0%	275,502	2,755	272,747	0	272,747
20.05	SMF VI	Walgreens Colorado Springs										98.0%	241,692	2,417	239,275	0	239,275
20.06	SMF VI	Walgreens Casa Grande										98.0%	187,223	1,872	185,351	0	185,351
21	BSP	Franklin Marketplace	1,168,538	1,798,702	3,071,420	1,174,116	1,897,305	3,106,157	1,172,947	1,933,210	05/31/16	83.7%	3,110,741	1,187,051	1,923,690	134,934	1,788,756	1.62	1.50	10.6%	9.8%
22	JPMCB	Salesforce Tower	13,705,299	13,727,155	25,195,298	13,380,191	11,815,107	25,515,651	13,700,975	11,814,676	06/30/16	85.1%	27,585,123	13,874,433	13,710,690	1,878,699	11,831,991	2.87	2.47	12.7%	11.0%
23	JPMCB	Dick’s Sporting Goods Portfolio	1,701,014	3,124,197	4,846,626	1,685,546	3,161,080	4,708,645	1,488,305	3,220,340	06/30/16	95.0%	4,784,906	1,854,800	2,930,105	300,874	2,629,231	1.56	1.40	9.5%	8.5%
23.01	JPMCB	Dick’s Keene	89,965	726,479	830,411	95,398	735,013	851,251	93,164	758,087	06/30/16	95.0%	829,418	119,147	710,271	50,018	660,253
23.02	JPMCB	Dick’s Concord	228,357	565,791	781,425	203,318	578,107	862,311	245,205	617,106	06/30/16	95.0%	798,471	231,430	567,041	56,500	510,541
23.03	JPMCB	Dick’s Wichita	94,456	607,696	702,203	94,338	607,865	655,991	47,646	608,345	06/30/16	95.0%	671,483	113,998	557,485	53,658	503,827
23.04	JPMCB	Dick’s Bloomingdale	871,107	548,873	1,417,694	869,611	548,083	1,173,014	620,274	552,740	06/30/16	95.0%	1,409,875	941,876	467,999	55,000	412,999
23.05	JPMCB	Dick’s Fort Wayne	381,215	418,873	826,805	391,169	435,636	819,653	383,508	436,145	06/30/16	95.0%	786,144	409,898	376,246	63,000	313,246
23.06	JPMCB	PetSmart Concord	35,914	256,485	288,088	31,712	256,376	346,425	98,508	247,917	06/30/16	95.0%	289,515	38,450	251,064	22,698	228,366
24	LCF	Tech Ridge Office Park	2,809,953	2,268,696	5,317,789	2,888,658	2,429,131	5,224,246	2,874,577	2,349,669	08/31/16	71.3%	4,967,099	2,898,551	2,068,548	476,699	1,591,849	1.76	1.36	11.7%	9.0%
25	SMF VI	Twelve Oaks	645,481	1,535,278	2,284,551	687,738	1,596,813	2,323,341	702,049	1,621,292	08/31/16	95.0%	2,219,360	728,760	1,490,600	78,029	1,412,571	1.52	1.44	9.1%	8.6%
26	SMF VI	Market at Hilliard	677,480	1,645,833	2,325,111	656,605	1,668,506	2,293,703	597,731	1,695,972	07/31/16	95.0%	2,239,634	607,788	1,631,845	82,560	1,549,286	1.64	1.56	10.2%	9.7%
27	JPMCB	The Riviera	1,107,038	1,205,521	2,360,319	1,180,517	1,179,802	2,470,892	1,281,116	1,189,776	08/31/16	87.8%	2,728,784	1,199,953	1,528,830	71,250	1,457,580	1.51	1.44	9.9%	9.4%
28	JPMCB	HGI Kennesaw	3,044,672	1,542,281	5,008,628	3,024,740	1,983,888	5,099,599	3,124,510	1,975,089	09/30/16	76.1%	5,085,835	3,112,882	1,972,953	0	1,972,953	2.66	2.66	15.5%	15.5%
29	SMF VI	Buckhorn Plaza	395,142	766,178	1,331,943	418,225	913,718	1,460,521	386,633	1,073,888	08/31/16	94.5%	1,427,157	396,164	1,030,994	86,616	944,377	1.64	1.51	9.8%	9.0%
30	JPMCB	Timbergrove Heights										92.7%	1,260,534	450,457	810,077	19,000	791,077	1.27	1.24	7.9%	7.7%
31	SMF VI	Home2 Suites Lubbock						3,250,415	1,678,607	1,571,808	08/31/16	73.9%	3,250,415	1,975,067	1,275,348	0	1,275,348	2.18	2.18	14.9%	14.9%
32	SMF VI	Southwest Business Center	229,593	691,137	972,279	173,274	799,005	1,081,960	183,604	898,356	09/30/16	84.5%	951,343	194,650	756,692	50,398	706,295	1.52	1.42	10.1%	9.4%
33	SMF VI	Hinesville Central	150,131	606,170	805,228	161,014	644,213	865,223	169,209	696,014	08/31/16	95.0%	812,707	163,339	649,369	41,800	607,569	1.72	1.61	10.3%	9.6%
34	SMF VI	Presidents Industrial	187,420	672,328	852,403	215,643	636,760	861,409	215,454	645,956	08/31/16	94.2%	923,901	232,109	691,793	70,245	621,548	1.82	1.64	11.0%	9.9%
35	SMF VI	Holiday Inn Express Salina	1,544,951	1,327,052	2,711,735	1,715,021	996,714	2,550,862	1,545,194	1,005,668	06/30/16	72.3%	2,550,862	1,697,693	853,169	0	853,169	2.22	2.22	13.8%	13.8%
36	BSP	Townley Park Center Retail	165,356	480,240	743,272	175,692	567,580	787,954	162,645	625,309	08/31/16	92.5%	767,889	175,692	592,197	39,948	552,249	1.55	1.45	10.1%	9.4%
37	SMF VI	Hebron Heights	162,518	267,776	485,235	186,140	299,095					94.4%	742,978	219,610	523,368	25,264	498,104	1.50	1.43	9.3%	8.8%
38	SMF VI	West Hills Plaza	285,664	550,363	819,904	253,803	566,101	855,292	288,536	566,756	08/31/16	90.6%	847,881	292,530	555,351	78,100	477,252	1.71	1.47	11.4%	9.8%
39	LCF	Dollar General Dimmitt										95.0%	92,985	2,790	90,196	1,585	88,611	1.55	1.52	8.4%	8.3%
40	LCF	Dollar General Jackson										95.0%	90,149	2,704	87,445	1,365	86,080	1.57	1.55	8.4%	8.3%

A-1-4

ANNEX A-1

							UPFRONT ESCROW(18)

				Ground Lease	Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Title Type(17)	Expiration	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	Hilton Hawaiian Village	Fee/Leasehold	07/31/35	None		0	0	0	0	0	0	0	0
2	JPMCB	Fresno Fashion Fair Mall	Fee			7%	0	0	0	0	0	0	0	0
3	JPMCB	9 West 57th Street	Fee/Leasehold	05/22/98	None		0	287,500	0	25,000,000	9,417,640	264,333	0	29,524,018	Free Rent Reserve: 16,462,227.63; Outstanding TI/LC Reserve: 13,061,789.91
4	JPMCB	Riverway	Fee				14,485	81,825	0	108,640	360,173	0	0	7,256,297	Outstanding TI/LC Reserve: 6,984,788; Free Rent Reserve: 271,509
5	JPMCB	Moffett Gateway	Fee			15%	0	0	0	0	180,864	0	0	86,961,915	Outstanding TI/LC Reserve: 49,386,882; Free Rent Reserve: 37,575,033
6	JPMCB	Summit Mall	Fee				0	0	0	0	0	0	0	0
7	JPMCB	North Hills Village	Fee/Leasehold	09/30/46	None		0	0	802,000	2,600,000	350,579	33,166	0	491,997	Outstanding TI/LC Reserve: 372,000; Free Rent Reserve: 71,997.32; Over Lease Reserve: 48,000
8	JPMCB	Hotel Palomar San Diego	Fee			8%	0	0	0	0	0	0	0	1,641,974	Renovation Reserve
9	LCF	Redwood MHC Portfolio	Fee				0	1,000,000	42,000	0	303,973	0	0	1,900,000	Manufactured Home Setup Reserve: 1,000,000; Michigan Capex Reserve: 900,000
9.01	LCF	Camp Inn	Fee
9.02	LCF	Town & Country Estates	Fee
9.03	LCF	St. Clements Crossing	Fee
9.04	LCF	Algoma	Fee
9.05	LCF	Suburban Estates	Fee
9.06	LCF	Colonial Acres	Fee
9.07	LCF	Twenty Nine Pines	Fee
9.08	LCF	Evergreen Springs	Fee
9.09	LCF	Avalon	Fee
9.10	LCF	Lexington	Fee
9.11	LCF	Colonial Manor	Fee
9.12	LCF	Green Acres	Fee
9.13	LCF	Cedar Grove	Fee
9.14	LCF	Hunters Chase	Fee
9.15	LCF	Highland Bluff	Fee
9.16	LCF	Winter Paradise	Fee
9.17	LCF	Weststar	Fee
9.18	LCF	El Frontier	Fee
10	BSP	925 Common	Leasehold	09/30/49	None		0	0	0	0	225,385	191,265	0	822,499	Unfunded Obligations Reserve: 700,000; Free Rent Reserve: 87,148.66; Ground Lease Reserve: 35,350.52
11	BSP	International Plaza	Fee				0	0	0	162,980	105,668	0	0	793,939	Outstanding TI/LC Reserve: 574,620; Free Rent Reserve: 219,318.55
12	BSP	Everett Plaza	Fee			10%	0	10,000	0	150,000	43,031	19,787	0	0
13	JPMCB	Bilmar Beach Resort	Fee				0	0	0	0	264,482	0	0	2,500,000	Capital Improvements Reserve
14	LCF	1140 Avenue of the Americas	Leasehold	12/31/66	None		0	0	0	961,116	342,123	0	0	828,282	Free Rent Reserve: 712,266.25; Ground Rent Reserve: 116,016
15	JPMCB	Fry 529 Retail Center	Fee				1,917	0	0	4,167	456,713	6,042	0	388,954	Outstanding TI/LC: 338,153.66; Rent Reserve: 50,800
16	SMF VI	Arroyo South Office	Leasehold	01/15/57	None		0	1,250	0	0	25,390	0	0	0
17	JPMCB	PGA Financial Plaza	Fee				1,436	0	0	10,000	47,447	0	0	499,545	Outstanding TI/LC Reserve
18	LCF	80 Park Plaza	Fee				4,500,000	0	0	1,500,000	906,128	35,304	0	1,422,745	Unfunded TI/LC Reserve
19	SMF VI	Walgreens Pool 3	Fee				0	0	0	0	0	0	0	0
19.01	SMF VI	Walgreens Bettendorf	Fee
19.02	SMF VI	Walgreens Security	Fee
19.03	SMF VI	Walgreens Mason City	Fee
19.04	SMF VI	Walgreens Fort Dodge	Fee
19.05	SMF VI	Walgreens Virginia Beach	Fee
19.06	SMF VI	Walgreens Granite City	Fee
20	SMF VI	Walgreens Pool 6	Fee				0	0	0	0	0	0	0	0
20.01	SMF VI	Walgreens Sioux City	Fee
20.02	SMF VI	Walgreens Des Moines	Fee
20.03	SMF VI	Walgreens Mesa	Fee
20.04	SMF VI	Walgreens Wichita	Fee
20.05	SMF VI	Walgreens Colorado Springs	Fee
20.06	SMF VI	Walgreens Casa Grande	Fee
21	BSP	Franklin Marketplace	Fee				0	34,141	0	635,000	199,244	17,444	0	350,000	Brightwood Reserve: 250,000; Free Rent Reserve: 100,000
22	JPMCB	Salesforce Tower	Fee				4,250,420	0	0	138,140	2,338,627	0	0	28,978,312	Outstanding TI/LC Reserve: 20,896,672; Free Rent Reserve: 8,081,640
23	JPMCB	Dick’s Sporting Goods Portfolio	Fee/Leasehold				1,696	0	0	22,028	22,218	0	0	0
23.01	JPMCB	Dick’s Keene	Fee
23.02	JPMCB	Dick’s Concord	Fee
23.03	JPMCB	Dick’s Wichita	Fee
23.04	JPMCB	Dick’s Bloomingdale	Leasehold	01/31/27	Four, five-year options
23.05	JPMCB	Dick’s Fort Wayne	Leasehold	01/31/50	One, five-year option
23.06	JPMCB	PetSmart Concord	Fee
24	LCF	Tech Ridge Office Park	Fee				200,000	71,945	0	416,596	373,705	55,061	0	45,755	Rent Concession Reserve
25	SMF VI	Twelve Oaks	Fee				0	0	0	275,000	22,539	45,188	0	358,800	Publix Roof Reserve: 258,800; Suga Rossa Reserve:100,000
26	SMF VI	Market at Hilliard	Fee				0	65,625	0	300,000	182,558	0	0	0
27	JPMCB	The Riviera	Fee				5,938	78,375	0	0	148,657	0	0	0
28	JPMCB	HGI Kennesaw	Fee				17,000	0	0	0	23,137	0	0	0
29	SMF VI	Buckhorn Plaza	Fee				0	0	0	0	71,389	0	0	75,000	Panera Bread Reserve
30	JPMCB	Timbergrove Heights	Fee				1,584	0	0	0	0	0	0	500,000	Occupancy Reserve
31	SMF VI	Home2 Suites Lubbock	Fee				0	0	0	0	162,066	35,102	0	0
32	SMF VI	Southwest Business Center	Fee				0	38,188	0	200,000	0	15,619	0	800,000	Performance Reserve
33	SMF VI	Hinesville Central	Fee				0	0	0	250,000	68,149	24,366	0	0
34	SMF VI	Presidents Industrial	Fee				0	343,088	0	0	6,977	17,230	0	0
35	SMF VI	Holiday Inn Express Salina	Fee				0	0	0	0	75,033	0	0	0
36	BSP	Townley Park Center Retail	Fee				0	0	0	100,000	45,662	8,165	0	0
37	SMF VI	Hebron Heights	Fee				0	0	0	25,000	0	13,686	0	107,500	BurgerFi Reserve: 67,500; Tropical Smoothie Reserve: 35,000; TCEQ IOP Reserve: 5,000
38	SMF VI	West Hills Plaza	Fee				0	0	0	330,000	10,831	17,783	0	41,893	Cato TI Reserve: 28,000; Spark Wireless Free Rent Reserve: 13,893
39	LCF	Dollar General Dimmitt	Fee				0	0	0	0	17,962	0	0	0
40	LCF	Dollar General Jackson	Fee			7%	0	0	0	0	4,000	0	0	0

A-1-5

ANNEX A-1

			MONTHLY ESCROW(19)							RESERVE CAPS(20)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly	CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	JPMCB	Hilton Hawaiian Village	Springing	0	0	Springing	Springing	0
2	JPMCB	Fresno Fashion Fair Mall	Springing	0	Springing	Springing	Springing	0		184,080		1,112,820
3	JPMCB	9 West 57th Street	61,615	0	Springing	3,139,213	88,111	0		2,500,000		25,000,000
4	JPMCB	Riverway	14,485	0	108,640	895,380	Springing	0		869,100
5	JPMCB	Moffett Gateway	0	0	0	180,864	Springing	0
6	JPMCB	Summit Mall	Springing	0	Springing	Springing	Springing	0
7	JPMCB	North Hills Village	7,010	0	Springing	129,854	4,738	Springing	Over Lease Reserve
8	JPMCB	Hotel Palomar San Diego	4% of Gross Revenues	0	0	Springing	Springing	Springing	PIP Reserve
9	LCF	Redwood MHC Portfolio	16,757	0	0	101,324	Springing	0		804,340
9.01	LCF	Camp Inn
9.02	LCF	Town & Country Estates
9.03	LCF	St. Clements Crossing
9.04	LCF	Algoma
9.05	LCF	Suburban Estates
9.06	LCF	Colonial Acres
9.07	LCF	Twenty Nine Pines
9.08	LCF	Evergreen Springs
9.09	LCF	Avalon
9.10	LCF	Lexington
9.11	LCF	Colonial Manor
9.12	LCF	Green Acres
9.13	LCF	Cedar Grove
9.14	LCF	Hunters Chase
9.15	LCF	Highland Bluff
9.16	LCF	Winter Paradise
9.17	LCF	Weststar
9.18	LCF	El Frontier
10	BSP	925 Common	4,146	0	869	18,782	21,252	17,675	Ground Lease Reserve
11	BSP	International Plaza	4,671	0	40,869	105,668	Springing	0
12	BSP	Everett Plaza	2,012	0	11,068	21,516	Springing	0
13	JPMCB	Bilmar Beach Resort	4% of Gross Revenues	0	0	24,044	39,713	Springing	PIP Reserve; Condominium Assessments Reserve
14	LCF	1140 Avenue of the Americas	Springing	0	Springing	171,061	Springing	29,004	Ground Rent Reserve
15	JPMCB	Fry 529 Retail Center	1,917	0	4,167	37,410	6,042	0
16	SMF VI	Arroyo South Office	2,312	0	11,558	8,463	Springing	Springing	Ground Lease Reserve; Major Tenant Reserve	83,214		375,000
17	JPMCB	PGA Financial Plaza	1,436	0	10,000	23,804	Springing	0		100,000		480,000
18	LCF	80 Park Plaza	16,012	0	40,029	302,043	17,652	0		1,000,000		1,000,000
19	SMF VI	Walgreens Pool 3	Springing	0	0	Springing	Springing	Springing	Walgreens Lease Reserve
19.01	SMF VI	Walgreens Bettendorf
19.02	SMF VI	Walgreens Security
19.03	SMF VI	Walgreens Mason City
19.04	SMF VI	Walgreens Fort Dodge
19.05	SMF VI	Walgreens Virginia Beach
19.06	SMF VI	Walgreens Granite City
20	SMF VI	Walgreens Pool 6	Springing	0	0	Springing	Springing	Springing	Walgreens Lease Reserve
20.01	SMF VI	Walgreens Sioux City
20.02	SMF VI	Walgreens Des Moines
20.03	SMF VI	Walgreens Mesa
20.04	SMF VI	Walgreens Wichita
20.05	SMF VI	Walgreens Colorado Springs
20.06	SMF VI	Walgreens Casa Grande
21	BSP	Franklin Marketplace	2,793	0	15,827	28,463	6,044	0
22	JPMCB	Salesforce Tower	18,420	0	138,140	401,600	Springing	0
23	JPMCB	Dick’s Sporting Goods Portfolio	1,696	0	22,028	11,109	0	Springing	Ground Rent Reserve; Condominium Assessments Reserve			1,000,000
23.01	JPMCB	Dick’s Keene
23.02	JPMCB	Dick’s Concord
23.03	JPMCB	Dick’s Wichita
23.04	JPMCB	Dick’s Bloomingdale
23.05	JPMCB	Dick’s Fort Wayne
23.06	JPMCB	PetSmart Concord
24	LCF	Tech Ridge Office Park	11,389	0	26,512	37,371	7,866	0				1,640,000
25	SMF VI	Twelve Oaks	1,230	0	Springing	22,539	3,766	0				275,000
26	SMF VI	Market at Hilliard	1,440	0	14,403	26,080	Springing	0				800,000
27	JPMCB	The Riviera	5,938	0	0	30,382	Springing	0
28	JPMCB	HGI Kennesaw	4% of Gross Revenues	0	0	9,046	Springing	Springing	PIP Reserve; Extension PIP Reserve
29	SMF VI	Buckhorn Plaza	1,085	0	7,236	13,231	Springing	0				350,000
30	JPMCB	Timbergrove Heights	1,584	0	0	17,582	Springing	0
31	SMF VI	Home2 Suites Lubbock	4% of Gross Revenues	0	0	14,733	2,700	0
32	SMF VI	Southwest Business Center	975	0	3,221	3,890	1,562	0		80,000		400,000
33	SMF VI	Hinesville Central	0	0	Springing	5,679	1,879	0				250,000
34	SMF VI	Presidents Industrial	1,336	0	4,740	6,977	2,462	0				162,650
35	SMF VI	Holiday Inn Express Salina	4% of Gross Revenues	0	0	12,506	Springing	0		1,585,000
36	BSP	Townley Park Center Retail	555	0	2,775	4,566	907	0		19,980		175,000
37	SMF VI	Hebron Heights	602	0	1,504	9,168	2,488	0
38	SMF VI	West Hills Plaza	0	0	Springing	5,416	4,227	0				165,000
39	LCF	Dollar General Dimmitt	0	0	0	2,245	Springing	0
40	LCF	Dollar General Jackson	0	0	0	333	Springing	0

A-1-6

ANNEX A-1

				LARGEST TENANT (3), (21), (22), (23)			2nd LARGEST TENANT (3), (21), (22), (23)			3rd LARGEST TENANT (3), (21), (22), (23)			4th LARGEST TENANT (3), (21), (22), (23)

			Single			Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
1	JPMCB	Hilton Hawaiian Village	No
2	JPMCB	Fresno Fashion Fair Mall	No	JCPenney	153,769	11/30/17	Victoria’s Secret	14,530	01/31/27	Love Culture	14,135	10/31/20	Bank of the West	14,114	12/31/18
3	JPMCB	9 West 57th Street	No	Kohlberg, Kravis, Roberts & Co.	196,124	12/31/20	Chanel Inc.	185,120	05/31/31	Apollo Management Holdings, L.P.	111,194	04/30/20	Och Ziff Management LP	95,200	12/31/29
4	JPMCB	Riverway	No	U.S. Foods	320,341	09/30/23	Central States Pension Fund	190,077	12/31/19	Culligan International Company	53,133	12/31/21	The NPD Group Inc.	38,917	03/31/20
5	JPMCB	Moffett Gateway	Yes	Google	612,691	03/31/27
6	JPMCB	Summit Mall	No	Macy’s	195,776	10/24/20	Goodyear	11,732	06/30/31	Gap	9,532	01/31/18	Express	8,500	01/31/21
7	JPMCB	North Hills Village	No	Target	127,466	01/31/27	Burlington Coat Factory	110,000	05/31/20	Kohl’s	93,000	02/02/19	Kuhns	53,000	04/30/19
8	JPMCB	Hotel Palomar San Diego	No
9	LCF	Redwood MHC Portfolio	No
9.01	LCF	Camp Inn	No
9.02	LCF	Town & Country Estates	No
9.03	LCF	St. Clements Crossing	No
9.04	LCF	Algoma	No
9.05	LCF	Suburban Estates	No
9.06	LCF	Colonial Acres	No
9.07	LCF	Twenty Nine Pines	No
9.08	LCF	Evergreen Springs	No
9.09	LCF	Avalon	No
9.10	LCF	Lexington	No
9.11	LCF	Colonial Manor	No
9.12	LCF	Green Acres	No
9.13	LCF	Cedar Grove	No
9.14	LCF	Hunters Chase	No
9.15	LCF	Highland Bluff	No
9.16	LCF	Winter Paradise	No
9.17	LCF	Weststar	No
9.18	LCF	El Frontier	No
10	BSP	925 Common	No
11	BSP	International Plaza	No	Newscycle Solutions, Inc.	36,355	01/31/22	Cisco Systems	18,344	06/30/20	OffiCenters	16,814	01/31/24	FCS Building Association	13,984	09/30/25
12	BSP	Everett Plaza	No	Michaels	21,859	02/28/18	Petco	13,924	05/31/24	Pier 1 Imports	10,020	01/31/18	Half Price Books	8,420	12/31/19
13	JPMCB	Bilmar Beach Resort	No
14	LCF	1140 Avenue of the Americas	No	City National Bank	30,359	06/30/23	Waterfall Asset Management	25,500	08/31/22	Office Space Solutions, Inc.	23,800	08/31/21	P\S\L Group America Limited	20,113	01/31/21
15	JPMCB	Fry 529 Retail Center	No	Fiesta Mart	60,000	01/31/35	Goodwill	20,460	05/31/30	Rodeo Dental	6,896	05/31/25	Fiesta Liquors Inc	5,000	01/31/20
16	SMF VI	Arroyo South Office	No	Everi	58,591	04/30/23	Global Experience Specialists	32,929	07/31/19	Pulte Homes	20,966	02/28/23	CBS Radio Stations	17,500	10/31/21
17	JPMCB	PGA Financial Plaza	No	Wells Fargo	17,382	09/30/22	JPMorgan Chase Bank, National Association	13,085	11/30/23	Raymond James & Associates, Inc.	7,763	03/31/23	Hicks Motto & Ehrlich	7,752	07/31/23
18	LCF	80 Park Plaza	No	PSEG Services Corporation	824,124	09/30/30
19	SMF VI	Walgreens Pool 3	Yes
19.01	SMF VI	Walgreens Bettendorf	Yes	Walgreens	15,120	01/31/77
19.02	SMF VI	Walgreens Security	Yes	Walgreens	13,905	01/31/77
19.03	SMF VI	Walgreens Mason City	Yes	Walgreens	15,120	01/31/77
19.04	SMF VI	Walgreens Fort Dodge	Yes	Walgreens	15,120	01/31/77
19.05	SMF VI	Walgreens Virginia Beach	Yes	Walgreens	13,895	01/31/77
19.06	SMF VI	Walgreens Granite City	Yes	Walgreens	16,380	01/31/77
20	SMF VI	Walgreens Pool 6	Yes
20.01	SMF VI	Walgreens Sioux City	Yes	Walgreens	15,120	01/31/77
20.02	SMF VI	Walgreens Des Moines	Yes	Walgreens	15,795	01/31/77
20.03	SMF VI	Walgreens Mesa	Yes	Walgreens	15,120	01/31/77
20.04	SMF VI	Walgreens Wichita	Yes	Walgreens	15,120	01/31/77
20.05	SMF VI	Walgreens Colorado Springs	Yes	Walgreens	13,905	01/31/77
20.06	SMF VI	Walgreens Casa Grande	Yes	Walgreens	16,380	01/31/77
21	BSP	Franklin Marketplace	No	Virginia College, LLC	49,128	09/30/24	Big Lots	30,149	01/31/18	2nd Ave Value Stores	22,878	12/31/26	Harbor Freight Tools	15,000	07/31/19
22	JPMCB	Salesforce Tower	No	Salesforce.com, Inc.	247,099	06/30/30	JPMorgan Chase Bank, National Association	202,305	06/30/25	Bose McKinney & Evans, LLP	103,461	09/30/21	Ernst & Young U.S. LLP	37,487	09/30/23
23	JPMCB	Dick’s Sporting Goods Portfolio	Yes
23.01	JPMCB	Dick’s Keene	Yes	Dick’s Sporting Goods	45,471	10/31/20
23.02	JPMCB	Dick’s Concord	Yes	Dick’s Sporting Goods	50,000	01/31/21
23.03	JPMCB	Dick’s Wichita	Yes	Dick’s Sporting Goods	48,780	03/31/23
23.04	JPMCB	Dick’s Bloomingdale	Yes	Dick’s Sporting Goods	50,000	01/31/22
23.05	JPMCB	Dick’s Fort Wayne	Yes	Dick’s Sporting Goods	50,000	08/31/24
23.06	JPMCB	PetSmart Concord	Yes	PetSmart	20,087	05/31/26
24	LCF	Tech Ridge Office Park	No	iPacesetters	52,313	01/31/19	Auduban Field Services	18,839	05/31/19	State of Oklahoma-DHS	16,255	06/30/17	Fellers	13,769	12/31/19
25	SMF VI	Twelve Oaks	No	Publix	47,955	04/12/20	Pier 1 Imports	9,560	02/28/25	LensCrafters	5,883	12/31/19	Bonefish Grill	5,000	11/30/21
26	SMF VI	Market at Hilliard	No	Michaels	21,517	08/31/19	Bed Bath & Beyond	20,000	01/31/19	OfficeMax	19,961	03/31/21	Old Navy	16,800	08/31/19
27	JPMCB	The Riviera	No
28	JPMCB	HGI Kennesaw	No
29	SMF VI	Buckhorn Plaza	No	Marshalls	19,910	05/31/25	Dollar Tree	10,260	03/31/20	Olive Garden	7,537	02/28/23	Shoe Depot	7,200	12/31/19
30	JPMCB	Timbergrove Heights	No
31	SMF VI	Home2 Suites Lubbock	No
32	SMF VI	Southwest Business Center	No	Office Furniture Concept	16,900	09/30/21	Order Inn	8,686	07/31/17	Super Summer Theater	7,028	05/31/20	Glass Mountain Capital, LLC	4,998	05/31/19
33	SMF VI	Hinesville Central	No	Hibbett Sporting Goods	7,440	07/31/25	Shoe Show	5,000	07/31/20	Cato	4,160	01/31/21	Beauty Mecca Beauty Supplies	3,200	01/31/18
34	SMF VI	Presidents Industrial	No	Pepperidge Farms	12,960	01/29/17	Jackson’s Gymnastics	12,960	05/31/17	International Insulation Products, LLC	8,640	12/31/17	THE STG GROUP	7,776	06/30/18
35	SMF VI	Holiday Inn Express Salina	No
36	BSP	Townley Park Center Retail	No	Sherwin Williams	4,500	12/31/17	Snap Fitness	3,987	02/28/17	El Mariachi	3,119	12/31/20	Integrity Staffing Solutions, Inc.	2,985	01/31/18
37	SMF VI	Hebron Heights	No	Pet Supplies Plus	9,000	07/31/26	La Vista	4,150	04/30/19	BurgerFi	2,700	11/30/26	Italian Villa	2,500	01/31/18
38	SMF VI	West Hills Plaza	No	Fred’s	22,000	01/31/19	Save-A-Lot	18,400	09/30/21	CitiTrends	14,625	02/28/21	Golden Beauty	14,500	05/31/19
39	LCF	Dollar General Dimmitt	Yes	Dollar General	10,566	03/31/31
40	LCF	Dollar General Jackson	Yes	Dollar General	9,100	05/31/31

A-1-7

ANNEX A-1

			5th LARGEST TENANT (3), (21), (22), (23)							Pari Passu Debt
											Pari Passu	Pari Passu
					Lease	Loan		Lockbox	Lockbox	Pari Passu	Note Control	Piece In Trust
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(24)	(Y/N)	Type(25)	(Y/N)	(Y/N)(26)	Cut-Off Balance
1	JPMCB	Hilton Hawaiian Village				Refinance	Park Intermediate Holdings LLC	Yes	CMA	Yes	No	94,000,000
2	JPMCB	Fresno Fashion Fair Mall	Anthropologie	10,928	10/01/17	Recapitalization	The Macerich Partnership, L.P.	Yes	CMA	Yes	No	80,000,000
3	JPMCB	9 West 57th Street	Tiger Global Management LLC	43,490	07/31/24	Refinance	Sheldon H. Solow	Yes	CMA	Yes	No	63,000,000
4	JPMCB	Riverway	Appleton GRP LLC	38,003	07/31/21	Acquisition	Adventus Holdings LP	Yes	CMA	Yes	Yes	63,000,000
5	JPMCB	Moffett Gateway				Refinance	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	Yes	Hard	Yes	Yes	60,000,000
6	JPMCB	Summit Mall	Versona Accessories	8,000	01/31/24	Refinance	Simon Property Group, L.P.	Yes	CMA	Yes	Yes	50,000,000
7	JPMCB	North Hills Village	Best Buy	46,855	01/31/19	Refinance	Ira J. Gumberg	Yes	Hard	No	NAP	NAP
8	JPMCB	Hotel Palomar San Diego				Refinance	KHP Fund II, L.P.	Yes	CMA	No	NAP	NAP
9	LCF	Redwood MHC Portfolio				Refinance	Ross H. Partrich	Yes	Springing	Yes	No	37,000,000
9.01	LCF	Camp Inn
9.02	LCF	Town & Country Estates
9.03	LCF	St. Clements Crossing
9.04	LCF	Algoma
9.05	LCF	Suburban Estates
9.06	LCF	Colonial Acres
9.07	LCF	Twenty Nine Pines
9.08	LCF	Evergreen Springs
9.09	LCF	Avalon
9.10	LCF	Lexington
9.11	LCF	Colonial Manor
9.12	LCF	Green Acres
9.13	LCF	Cedar Grove
9.14	LCF	Hunters Chase
9.15	LCF	Highland Bluff
9.16	LCF	Winter Paradise
9.17	LCF	Weststar
9.18	LCF	El Frontier
10	BSP	925 Common				Refinance	Emanuel Organek, Marc Blumberg	Yes	Springing	No	NAP	NAP
11	BSP	International Plaza	Scholarship America, Inc.	9,997	03/31/25	Refinance	Bruce Timm, Lakeridge Land, L.P.	Yes	CMA	No	NAP	NAP
12	BSP	Everett Plaza	Denallis Mediterranean Fusion	8,168	10/31/21	Refinance	Alan C. Fox	Yes	Springing	No	NAP	NAP
13	JPMCB	Bilmar Beach Resort				Acquisition	Kline Hotel Holdings, LLC	Yes	CMA	No	NAP	NAP
14	LCF	1140 Avenue of the Americas	Trilogy Global	12,750	11/30/24	Acquisition	New York City Operating Partnership, L.P.	Yes	Hard	Yes	No	24,000,000
15	JPMCB	Fry 529 Retail Center	Familia Care, Inc.	4,858	07/31/20	Refinance	John D. Long, Jr.	Yes	Springing	No	NAP	NAP
16	SMF VI	Arroyo South Office	Lyft, Inc.	3,721	12/01/21	Refinance	EJM Development Co.	Yes	Springing	No	NAP	NAP
17	JPMCB	PGA Financial Plaza	Retina Care Specialists	6,879	12/31/21	Refinance	Charles M. Bayer, Jr.	Yes	Springing	No	NAP	NAP
18	LCF	80 Park Plaza				Acquisition	Elchonon Schwartz, Simon Glick	Yes	Hard	Yes	No	20,500,000
19	SMF VI	Walgreens Pool 3				Refinance	John E. Gross	Yes	Springing	No	NAP	NAP
19.01	SMF VI	Walgreens Bettendorf
19.02	SMF VI	Walgreens Security
19.03	SMF VI	Walgreens Mason City
19.04	SMF VI	Walgreens Fort Dodge
19.05	SMF VI	Walgreens Virginia Beach
19.06	SMF VI	Walgreens Granite City
20	SMF VI	Walgreens Pool 6				Refinance	John E. Gross	Yes	Springing	No	NAP	NAP
20.01	SMF VI	Walgreens Sioux City
20.02	SMF VI	Walgreens Des Moines
20.03	SMF VI	Walgreens Mesa
20.04	SMF VI	Walgreens Wichita
20.05	SMF VI	Walgreens Colorado Springs
20.06	SMF VI	Walgreens Casa Grande
21	BSP	Franklin Marketplace	Dollar Tree	14,826	08/31/21	Acquisition	Moses Berger	Yes	CMA	No	NAP	NAP
22	JPMCB	Salesforce Tower	Ogletree, Deakins, Nash, Smoak & Stewart, P.C.	36,573	06/30/22	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	Yes	No	18,000,000
23	JPMCB	Dick’s Sporting Goods Portfolio				Refinance	NRFC NNN Holdings, LLC	Yes	CMA	Yes	Yes	17,976,072
23.01	JPMCB	Dick’s Keene
23.02	JPMCB	Dick’s Concord
23.03	JPMCB	Dick’s Wichita
23.04	JPMCB	Dick’s Bloomingdale
23.05	JPMCB	Dick’s Fort Wayne
23.06	JPMCB	PetSmart Concord
24	LCF	Tech Ridge Office Park	The Key Group	12,812	07/31/21	Refinance	Kamyar Mateen, Shervin Mateen	Yes	Hard	No	NAP	NAP
25	SMF VI	Twelve Oaks	Mattress Firm	4,032	06/30/17	Refinance	David Garfunkel	Yes	Springing	No	NAP	NAP
26	SMF VI	Market at Hilliard	Famous Footwear	6,542	10/31/19	Refinance	MB REIT (Florida), Inc.	Yes	Springing	No	NAP	NAP
27	JPMCB	The Riviera				Refinance	Swapnil Agarwal	Yes	Springing	No	NAP	NAP
28	JPMCB	HGI Kennesaw				Refinance	Mitch (Mitul) Patel	Yes	Springing	No	NAP	NAP
29	SMF VI	Buckhorn Plaza	Gourmet Buffet Restaurant	6,840	03/31/20	Refinance	MB REIT (Florida), Inc.	Yes	Springing	No	NAP	NAP
30	JPMCB	Timbergrove Heights				Refinance	Scott Leichtenberg	Yes	Springing	No	NAP	NAP
31	SMF VI	Home2 Suites Lubbock				Refinance	Philip A. McCrae	Yes	Springing	No	NAP	NAP
32	SMF VI	Southwest Business Center	Chrisbarry, Inc	4,766	12/31/18	Refinance	Brian Heller, Augustus Tagliaferri	Yes	Springing	No	NAP	NAP
33	SMF VI	Hinesville Central	GameStop	3,000	02/29/20	Refinance	David Garfunkel	Yes	Springing	No	NAP	NAP
34	SMF VI	Presidents Industrial	Wartsila Funa International, Inc.	7,668	04/30/22	Acquisition	Jeffrey Katke, Daniel Culler, Richard Kent, John J. Souza, M. Carolyn Souza, John R. Collins, Rick E. Van Velden	Yes	Springing	No	NAP	NAP
35	SMF VI	Holiday Inn Express Salina				Refinance	Larry-Bharat Patel	Yes	Springing	No	NAP	NAP
36	BSP	Townley Park Center Retail	A&W Restaurants	2,750	11/30/24	Refinance	Dennis R. Anderson	Yes	Springing	No	NAP	NAP
37	SMF VI	Hebron Heights	Spice & Rice Indian Groceries	2,450	04/30/19	Acquisition	Shopoff Commercial Growth & Income Fund II, L.P., Allen Honse, Yvonne Honse, Clayton Lee, Lorrie Lee	Yes	Springing	No	NAP	NAP
38	SMF VI	West Hills Plaza	Shoe Show	9,750	05/31/21	Refinance	Samuel W. Sharp	Yes	Springing	No	NAP	NAP
39	LCF	Dollar General Dimmitt				Acquisition	Ladder Capital CRE Equity LLC	Yes	Hard	No	NAP	NAP
40	LCF	Dollar General Jackson				Acquisition	Ladder Capital CRE Equity LLC	Yes	Hard	No	NAP	NAP

A-1-8

ANNEX A-1

			Pari Passu Debt		Additional Debt					Total Debt				HOTEL OPERATING STATISTICS
			Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI	2013	2013	2013
Loan #	Seller(1)	Property Name	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N) (27)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)
1	JPMCB	Hilton Hawaiian Village	602,600,000	696,600,000	No	Yes	Subordinate Debt	578,400,000	4.19950	1,275,000,000	2.44	57.2%	10.4%	89.9%	247.48	222.57
2	JPMCB	Fresno Fashion Fair Mall	245,000,000	325,000,000	No	No	NAP	NAP	NAP	325,000,000	2.14	57.5%	8.1%
3	JPMCB	9 West 57th Street	950,724,000	1,013,724,000	Yes	Yes	Subordinate Debt/Permitted Mezzanine	186,276,000	2.85950	1,200,000,000	3.08	35.3%	9.0%
4	JPMCB	Riverway	65,000,000	128,000,000	No	No	NAP	NAP	NAP	128,000,000	1.42	72.6%	10.3%
5	JPMCB	Moffett Gateway	183,000,000	243,000,000	No	Yes	B-Note (102,000,000)/Mezzanine Loan (50,000,000)	152,000,000	5.44408	395,000,000	1.22	75.2%	7.3%
6	JPMCB	Summit Mall	35,000,000	85,000,000	No	No	NAP	NAP	NAP	85,000,000	4.50	41.5%	15.8%
7	JPMCB	North Hills Village	NAP	NAP	No	Yes	B-Note	9,500,000	10.25000	53,600,000	1.14	79.4%	8.3%
8	JPMCB	Hotel Palomar San Diego	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP	79.6%	184.58	146.90
9	LCF	Redwood MHC Portfolio	59,000,000	96,000,000	Yes	No	Permitted Mezzanine	NAP	NAP	96,000,000	1.38	71.8%	8.2%
9.01	LCF	Camp Inn									1.38	71.8%	8.2%
9.02	LCF	Town & Country Estates									1.38	71.8%	8.2%
9.03	LCF	St. Clements Crossing									1.38	71.8%	8.2%
9.04	LCF	Algoma									1.38	71.8%	8.2%
9.05	LCF	Suburban Estates									1.38	71.8%	8.2%
9.06	LCF	Colonial Acres									1.38	71.8%	8.2%
9.07	LCF	Twenty Nine Pines									1.38	71.8%	8.2%
9.08	LCF	Evergreen Springs									1.38	71.8%	8.2%
9.09	LCF	Avalon									1.38	71.8%	8.2%
9.10	LCF	Lexington									1.38	71.8%	8.2%
9.11	LCF	Colonial Manor									1.38	71.8%	8.2%
9.12	LCF	Green Acres									1.38	71.8%	8.2%
9.13	LCF	Cedar Grove									1.38	71.8%	8.2%
9.14	LCF	Hunters Chase									1.38	71.8%	8.2%
9.15	LCF	Highland Bluff									1.38	71.8%	8.2%
9.16	LCF	Winter Paradise									1.38	71.8%	8.2%
9.17	LCF	Weststar									1.38	71.8%	8.2%
9.18	LCF	El Frontier									1.38	71.8%	8.2%
10	BSP	925 Common	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	BSP	International Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	BSP	Everett Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	Bilmar Beach Resort	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.1%	133.38	104.20
14	LCF	1140 Avenue of the Americas	75,000,000	99,000,000	No	No	NAP	NAP	NAP	99,000,000	2.16	55.0%	9.6%
15	JPMCB	Fry 529 Retail Center	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	SMF VI	Arroyo South Office	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	JPMCB	PGA Financial Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	LCF	80 Park Plaza	112,500,000	133,000,000	Yes	No	Permitted Mezzanine	NAP	NAP	133,000,000	1.52	75.0%	9.4%
19	SMF VI	Walgreens Pool 3	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	SMF VI	Walgreens Bettendorf									NAP	NAP	NAP
19.02	SMF VI	Walgreens Security									NAP	NAP	NAP
19.03	SMF VI	Walgreens Mason City									NAP	NAP	NAP
19.04	SMF VI	Walgreens Fort Dodge									NAP	NAP	NAP
19.05	SMF VI	Walgreens Virginia Beach									NAP	NAP	NAP
19.06	SMF VI	Walgreens Granite City									NAP	NAP	NAP
20	SMF VI	Walgreens Pool 6	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	SMF VI	Walgreens Sioux City									NAP	NAP	NAP
20.02	SMF VI	Walgreens Des Moines									NAP	NAP	NAP
20.03	SMF VI	Walgreens Mesa									NAP	NAP	NAP
20.04	SMF VI	Walgreens Wichita									NAP	NAP	NAP
20.05	SMF VI	Walgreens Colorado Springs									NAP	NAP	NAP
20.06	SMF VI	Walgreens Casa Grande									NAP	NAP	NAP
21	BSP	Franklin Marketplace	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Salesforce Tower	90,000,000	108,000,000	No	Yes	Mezzanine Loan	24,029,583	7.25000	132,029,583	1.41	72.9%	10.4%
23	JPMCB	Dick’s Sporting Goods Portfolio	12,982,719	30,958,791	No	No	NAP	NAP	NAP	30,958,791	1.40	70.8%	9.5%
23.01	JPMCB	Dick’s Keene									1.40	70.8%	9.5%
23.02	JPMCB	Dick’s Concord									1.40	70.8%	9.5%
23.03	JPMCB	Dick’s Wichita									1.40	70.8%	9.5%
23.04	JPMCB	Dick’s Bloomingdale									1.40	70.8%	9.5%
23.05	JPMCB	Dick’s Fort Wayne									1.40	70.8%	9.5%
23.06	JPMCB	PetSmart Concord									1.40	70.8%	9.5%
24	LCF	Tech Ridge Office Park	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	SMF VI	Twelve Oaks	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	SMF VI	Market at Hilliard	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	The Riviera	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	JPMCB	HGI Kennesaw	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP	74.5%	111.31	82.97
29	SMF VI	Buckhorn Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	JPMCB	Timbergrove Heights	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	SMF VI	Home2 Suites Lubbock	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	SMF VI	Southwest Business Center	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	SMF VI	Hinesville Central	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	SMF VI	Presidents Industrial	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	SMF VI	Holiday Inn Express Salina	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.4%	102.84	70.34
36	BSP	Townley Park Center Retail	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	SMF VI	Hebron Heights	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	SMF VI	West Hills Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	LCF	Dollar General Dimmitt	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
40	LCF	Dollar General Jackson	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	Hilton Hawaiian Village	90.7%	259.85	235.77	94.4%	240.62	227.20	94.6%	250.09	236.65	94.6%	250.09	236.65	1
2	JPMCB	Fresno Fashion Fair Mall													2
3	JPMCB	9 West 57th Street													3
4	JPMCB	Riverway													4
5	JPMCB	Moffett Gateway													5
6	JPMCB	Summit Mall													6
7	JPMCB	North Hills Village													7
8	JPMCB	Hotel Palomar San Diego	79.1%	186.34	147.34	68.8%	203.68	140.11	79.7%	212.60	169.54	79.7%	212.60	169.54	8
9	LCF	Redwood MHC Portfolio													9
9.01	LCF	Camp Inn													9.01
9.02	LCF	Town & Country Estates													9.02
9.03	LCF	St. Clements Crossing													9.03
9.04	LCF	Algoma													9.04
9.05	LCF	Suburban Estates													9.05
9.06	LCF	Colonial Acres													9.06
9.07	LCF	Twenty Nine Pines													9.07
9.08	LCF	Evergreen Springs													9.08
9.09	LCF	Avalon													9.09
9.10	LCF	Lexington													9.10
9.11	LCF	Colonial Manor													9.11
9.12	LCF	Green Acres													9.12
9.13	LCF	Cedar Grove													9.13
9.14	LCF	Hunters Chase													9.14
9.15	LCF	Highland Bluff													9.15
9.16	LCF	Winter Paradise													9.16
9.17	LCF	Weststar													9.17
9.18	LCF	El Frontier													9.18
10	BSP	925 Common													10
11	BSP	International Plaza													11
12	BSP	Everett Plaza													12
13	JPMCB	Bilmar Beach Resort	79.6%	140.90	112.09	82.6%	149.52	123.54	80.0%	156.79	125.48	80.0%	156.79	125.48	13
14	LCF	1140 Avenue of the Americas													14
15	JPMCB	Fry 529 Retail Center													15
16	SMF VI	Arroyo South Office													16
17	JPMCB	PGA Financial Plaza													17
18	LCF	80 Park Plaza													18
19	SMF VI	Walgreens Pool 3													19
19.01	SMF VI	Walgreens Bettendorf													19.01
19.02	SMF VI	Walgreens Security													19.02
19.03	SMF VI	Walgreens Mason City													19.03
19.04	SMF VI	Walgreens Fort Dodge													19.04
19.05	SMF VI	Walgreens Virginia Beach													19.05
19.06	SMF VI	Walgreens Granite City													19.06
20	SMF VI	Walgreens Pool 6													20
20.01	SMF VI	Walgreens Sioux City													20.01
20.02	SMF VI	Walgreens Des Moines													20.02
20.03	SMF VI	Walgreens Mesa													20.03
20.04	SMF VI	Walgreens Wichita													20.04
20.05	SMF VI	Walgreens Colorado Springs													20.05
20.06	SMF VI	Walgreens Casa Grande													20.06
21	BSP	Franklin Marketplace													21
22	JPMCB	Salesforce Tower													22
23	JPMCB	Dick’s Sporting Goods Portfolio													23
23.01	JPMCB	Dick’s Keene													23.01
23.02	JPMCB	Dick’s Concord													23.02
23.03	JPMCB	Dick’s Wichita													23.03
23.04	JPMCB	Dick’s Bloomingdale													23.04
23.05	JPMCB	Dick’s Fort Wayne													23.05
23.06	JPMCB	PetSmart Concord													23.06
24	LCF	Tech Ridge Office Park													24
25	SMF VI	Twelve Oaks													25
26	SMF VI	Market at Hilliard													26
27	JPMCB	The Riviera													27
28	JPMCB	HGI Kennesaw	76.2%	117.00	89.21	76.7%	131.22	100.66	76.1%	133.87	101.88	76.1%	133.87	101.88	28
29	SMF VI	Buckhorn Plaza													29
30	JPMCB	Timbergrove Heights													30
31	SMF VI	Home2 Suites Lubbock							73.9%	117.32	86.70	73.9%	117.32	86.70	31
32	SMF VI	Southwest Business Center													32
33	SMF VI	Hinesville Central													33
34	SMF VI	Presidents Industrial													34
35	SMF VI	Holiday Inn Express Salina	77.8%	114.22	88.87	74.6%	112.64	84.00	72.3%	108.78	78.59	72.3%	108.78	78.59	35
36	BSP	Townley Park Center Retail													36
37	SMF VI	Hebron Heights													37
38	SMF VI	West Hills Plaza													38
39	LCF	Dollar General Dimmitt													39
40	LCF	Dollar General Jackson													40

A-1-10

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “BSP” denotes Benefit Street Partners CRE Finance LLC, as Mortgage Loan Seller; “SMF VI” denotes Starwood Mortgage Funding VI LLC, as Mortgage Loan Seller; and “LCF” denotes Ladder Capital Finance LLC, as Mortgage Loan Seller.

With respect to Loan No. 1, Hilton Hawaiian Village, the Hilton Hawaiian Village Whole Loan (as defined below) was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC, and Morgan Stanley Bank, N.A.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the Fresno Fashion Fair Mall Whole Loan (as defined below) was co-originated by JPMCB and Société Générale.

With respect to Loan No. 18, 80 Park Plaza, the 80 Park Plaza Whole Loan (as defined below) was co-originated by LCF and Citigroup Global Markets Realty Corp.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, Hilton Hawaiian Village, the mortgaged property includes 14 hotel units and 26 commercial units of a condominium. The remaining units in the condominium consist of six time share units, which are owned by third parties and not part of collateral for the mortgage loan. The borrower controls the related board of directors for the association and is responsible for maintaining the common areas of the condominium.

With respect to Loan No. 2, Fresno Fashion Fair Mall, Chick-fil-A ground leases its premises from the borrower. Chick-fil-A ground leases its premises through February 2035 and pays annual ground rent of $120,000.

With respect to Loan No. 4, Riverway, the mortgaged property consists of three, 11-story multi-tenant office buildings totaling approximately 858,711 square feet and one daycare facility totaling approximately 10,409 square feet. The daycare facility is 100% leased to Bright Horizons under a lease that expires in March 2027. The tenant also has the right to terminate the lease annually on each anniversary of the lease commencement date.

With respect to Loan No. 6, Summit Mall, Macy’s ground leases its premises from the borrower. Macy’s ground leases its premises through October 2020 and pays annual ground rent of $146,367.

With respect to Loan No. 7, North Hills Village, Target ground leases its premises from the borrower through January 2027 and pays annual ground rent of $407,000.

With respect to Loan No. 8, Hotel Palomar San Diego, the mortgaged property also includes an adjacent three-story retail and entertainment building totaling 31,300 square feet, which is 100% leased to House of Blues San Diego, LLC. In addition, the property is subject to a condominium regime, and the borrower owns 100% of the units.

With respect to Loan No. 10, 925 Common, the mortgaged property consists of 199 multifamily units, 10,430 square feet of ground floor retail, a 14,457 square foot ballroom and a 300-vehicle valet garage. As of November 9, 2016, the multifamily space was 93.5% leased and the retail space was 80.3% leased.

With respect to Loan No. 12, Everett Plaza, Units include 3,173 square feet (2.6% of the net rentable area at the mortgaged property) of space ground leased to the tenant, Jack in the Box.

A-1-11

The tenant owns its improvements and ground leases from the borrower the land on which its improvements are constructed.

With respect to Loan No. 13, Bilmar Beach Resort, the mortgaged property includes 91 condominium units in a condominium regime with 134 total units. The borrower controls the related condominium association. The loan documents requires the borrower to retain a minimum of 68 of the 134 units and control of the condominium association. The borrower is also entitled to an amount generally equal to 46.0% to 48.0% of the rental income from 43 condominiums that are owned by third parties.

With respect to Loan No. 15, Fry 529 Retail Center, Bush’s Chicken ground leases its premises from the borrower. Bush’s Chicken ground leases its premises under a ground lease with a term of 20 years after the rent commencement date, which is the earlier of (i) the date that the tenant opens for business and (ii) March 2017. The tenant is required to pay annual ground rent of $75,000.

With respect to Loan No. 23.01, Dick’s Sporting Goods Portfolio—Dick’s Keene, the mortgaged property consists of one unit of 15 total units in a fractured condominium regime (constituting approximately 7.143% of the condominium regime). The borrower does not control of the related condominium association. However, no amendment may alter the rights of, or impose greater obligation on, any unit owner without the consent of such unit owner and its mortgagee.

With respect to Loan No. 29, Buckhorn Plaza, the total square footage includes 7,537 square feet (8.7% of the net rentable area at the mortgaged property) of space ground leased to the 3rd Largest Tenant, Olive Garden, pursuant to a ground lease that expires in February 28, 2023. The tenant owns its improvements and ground leases from the borrower the land on which its improvements are constructed.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, Hilton Hawaiian Village, approximately 18.4% of UW Revenues ($) is attributable to the food and beverage outlets at the related mortgaged property and approximately 5.1% of UW Revenues ($) is attributable to the retail component of the mortgaged property.

With respect to Loan No. 2, Fresno Fashion Fair Mall, Occupancy% includes only permanent leases. Occupancy% including specialty tenants with leases over six months for December 31, 2013, December 31, 2014, December 31, 2015 and August 31, 2016 is 96.8%, 98.4%, 98.1% and 92.2%, respectively.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the borrower is permitted to engage in several redevelopment activities at the mortgaged property under the loan documents. If there is any decrease in underwritten net operating income (as defined in the loan documents) as a result of the redevelopment activities (including as the result of any modification or termination of the Macy’s Men’s & Children’s or JCPenney leases), then the borrower is required to enter into a master lease with the guarantor for all such applicable space and all then vacant space at the property. The loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the mortgaged property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the

A-1-12

Macy’s Men’s & Children’s lease and/or the JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels or (ii) $27,000,000.

With respect to Loan No. 3, 9 West 57th Street, two tenants, Zimmer Partners, LP and Seven Bridges Advisors LLC, have executed their leases but have not yet commenced paying rent.

With respect to Loan No. 5, Moffett Gateway, the sole tenant, Google, has executed two leases for the entire property but has not yet taken occupancy or commenced paying rent. Google leases the property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). Google is expected to take occupancy for both spaces in early 2017 and will commence paying rent under each lease as follows: Building One in July 2018 and Building Two in July 2017.

With respect to Loan No. 5, Moffett Gateway, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the rental income for the sole tenant, Google, which has executed its leases but has not yet taken occupancy or commenced paying rent under either lease. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the sole tenant, Google, over the term of the related leases inclusive of the free rent reserve.

With respect to Loan No. 6, Summit Mall, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include two tenants, Dewey’s Pizza (3,490 square feet) and Auntie Anne’s (250 square feet), that have signed leases but have not yet taken occupancy or commenced paying rent.

With respect to Loan No. 8, Hotel Palomar San Diego, approximately 21.9% of UW Revenues ($) is attributable to the food and beverage outlets at the related mortgaged property.

With respect to Loan No. 10, 925 Common, one of the commercial tenants, Goldbergs Bagel & Deli, has executed its lease but has not yet taken occupancy or commenced paying rent. Goldberg’s Bagel & Deli is expected to take occupancy on February 1, 2017 and begin paying rent May 1, 2017. The borrower has deposited $700,000 in landlord obligations for tenant improvements associated with the buildout of the space. The borrower also deposited $87,149 for six months of free rent reserves. The free rent reserve will be disbursed in equal amounts each month from January 2017 through June 2017.

With respect to Loan No. 10, 925 Common, the historical occupancies reflect the 108 classic multifamily units only and are as of December 31 for 2013 and 2014 and October 31 for 2015. The property underwent a major renovation and expansion from October 2014 through December 2015 and 91 modern units came online between November 2015 and January 2016. Current Occupancy is as of November 9, 2016 and reflects all 199 multifamily units (which includes both classic and modern units).

With respect to Loan No. 11, International Plaza, Consortium Health, has executed its lease but has not yet taken occupancy or commenced paying rent. Consortium Health is expected to take occupancy and begin paying rent in January 2017.

With respect to Loan No. 13, Bilmar Beach Resort, approximately 43.4% of UW Revenues ($) is attributable to the food and beverage outlets at the related mortgaged property.

With respect to Loan No. 14, 1140 Avenue of the Americas, the 2nd Largest Tenant, Waterfall Asset Management, has executed a lease for an additional 7,909 square feet that is currently occupied by TriOptima North America, LLC. Waterfall Asset Management is expected to take occupancy on May 1, 2017. At closing, $563,516.25 was reserved with the lender to cover such tenant’s free rent period from May 1, 2017 through January 31, 2018.

A-1-13

With respect to Loan No. 15, Fry 529 Retail Center, three tenants, La Seafood Café, El Kiosko and Bush’s Chicken have executed their leases but have not yet taken occupancy or commenced paying rent. La Seafood Cafe is expected to take occupancy for 1,500 square feet of its leased premises and will commence paying rent in December 2016. El Kiosko is expected to take occupancy for 1,400 square feet of its leased premises and will commence paying rent in December 2016. Bush’s Chicken, a pad-site tenant, is expected to take occupancy upon build-out completion, with an estimated completion of December 2016. Despite the build-out completion status, Bush’s Chicken will commence paying rent in March 2017.

With respect to Loan No. 15, Fry 529 Retail Center, 2015 Occupancy% is lower than the Most Recent Occupancy% due to a lease-up after the development of the mortgaged property was completed.

With respect to Loan No. 16, Arroyo South Office, the 5th Largest Tenant, Lyft, Inc., has executed a lease but has not yet taken occupancy or commenced paying rent.

With respect to Loan No. 17, PGA Financial Plaza, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the Largest Tenant, the 2nd Largest Tenant and 3rd Largest Tenant, Wells Fargo, JPMorgan Chase Bank, National Association, and Raymond James & Associates, Inc., respectively, over the term of the related leases.

With respect to Loan No. 22, Salesforce Tower, the Largest Tenant, Salesforce.com, Inc. (“Salesforce”), has executed its lease but has not yet taken occupancy or commenced paying rent. Salesforce is expected to take occupancy and begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

With respect to Loan No. 22, Salesforce Tower, approximately 11.1% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 24, Tech Ridge Office Park, two tenants are entitled to free rent periods. At origination, the borrower reserved $45,755 for the free rent periods.

With respect to Loan No. 28, HGI Kennesaw, approximately 16.0% of UW Revenues ($) is attributable to the food and beverage outlet at the related mortgaged property.

With respect to Loan No. 30, Timbergrove Heights, Occupancy% includes two tenants which have executed leases but have not yet taken occupancy.

With respect to Loan No. 37, Hebron Heights, the 3rd Largest Tenant, BurgerFi, has executed a lease but has not yet taken occupancy or commenced paying rent.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV% and the Maturity LTV% are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 5, Moffett Gateway, the Appraised Value ($) represents the “Hypothetical Market Value As-Stabilized” value of $525,000,000, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off as of the stabilized value date of July 20, 2016. At origination, the borrower was required to reserve $43,642,904 into the Upfront Other Reserve ($) for outstanding tenant improvements, $5,743,978 for outstanding leasing commissions and $37,575,033 for outstanding free rent. The “as-is” value as of July 20, 2016 was $430,000,000, which results in a Current LTV% and Maturity LTV% of 56.5% and 48.0%, respectively.

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With respect to Loan No. 8, Hotel Palomar San Diego, the Appraised Value ($) represents the “When Complete” market value of $80,100,000, which assumes that the proposed renovations to the property related to the repositioning of the property restaurant has been completed. At origination, the borrower was required to reserve $1,641,974 into a reserve for the restaurant renovations. The “as-is” value as of October 4, 2016 is $76,700,000, which results in a Current LTV% and Maturity LTV% of 49.5%.

With respect to Loan No. 13, Bilmar Beach Resort, the Appraised Value ($) represents the “Hypothetical As-Is” value of $37,100,000, which assumes that the on-going property renovation has been completed. At origination, the borrower was required to reserve $2,500,000 into a reserve for capital improvements. The “as-is” value as of August 8, 2016 is $34,400,000, which results in a Current LTV% and Maturity LTV% of 72.4% and 58.9%, respectively.

With respect to Loan No. 22, Salesforce Tower, the Appraised Value ($) represents the “Hypothetical As-Is” value of $181,100,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent, and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to deposit into the Upfront Other Reserve ($) $20,896,672 for outstanding tenant improvements and leasing commissions and $8,081,640 for outstanding free rent. Additionally, the borrower was required to reserve $4,250,420 into the Upfront CapEx Reserve ($). The “as-is” value as of July 21, 2016 was $150,600,000, which results in a Current LTV% and Maturity LTV% of 71.7%.

With respect to Loan No. 32, Southwest Business Center, Other Upfront Reserve ($) includes a performance reserve in the amount of $800,000 in the form of a letter of credit that was delivered by the borrower at loan origination. So long as no event of default is occurring, the performance reserve will be released to the borrower upon the mortgage loan achieving a debt yield on NOI (as defined in the loan documents) of at least 9.0% for the trailing six months. Current LTV%, Maturity LTV%, UW NOI Debt Yield% and UW NCF Debt Yield% calculations are based on the net Cut-off Date Balance of $7,488,866, which is net of the $800,000 reserve. Assuming the gross Cut-off Date Balance of $8,288,866, Current LTV%, Maturity LTV%, UW NOI Debt Yield% and UW NCF Debt Yield% calculations are 74.1%, 59.7%, 9.1% and 8.5%, respectively.

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)	With respect to Loan No. 1, Hilton Hawaiian Village, the mortgage loan is part of a whole loan with an original principal balance of $1,275,000,000 (the “Hilton Hawaiian Village Whole Loan”) which is comprised of 16 pari passu components (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-D-1, Note A-2-D-2, Note A-2-E-1, and Note A-2-E-2) and five subordinate companion loans (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5). Note A-2-A-1 has an outstanding principal balance as of the Cut-off Date of $94,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. The remaining 15 pari passu components and five subordinate companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $1,181,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Hilton Hawaiian Village Whole Loan balance, excluding the subordinate companion loans.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the mortgage loan is part of a whole loan with an original principal balance of $325,000,000 (the “Fresno Fashion Fair Mall Whole Loan”) which is comprised of seven pari passu components. Note A-1-B has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMCC 2016-JP4

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Trust. Note A-1-A has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMDB 2016-C4 trust. Note A-2-A has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the CFCRE 2016-C6 trust. Note A-1-C, Note A-2-B, Note A-2-C and Note A-2-D have an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Fresno Fashion Fair Mall Whole Loan balance.

With respect to Loan No. 3, 9 West 57th Street, the mortgage loan is part of a whole loan with an original principal balance of $1,200,000,000 (the “9 West 57th Street Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-5 has an outstanding principal balance as of the Cut-off Date of $63,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1 and Note B-1 have an aggregate outstanding principal balance as of the Cut-off Date of $900,000,000 and were contributed to the JPMCC 2016-NINE trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to the JPMCC 2016-JP3 Trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $80,000,000 was contributed to the JPMDB 2016-C4 trust. Note A-3-A has an aggregate outstanding balance as of the Cut-off Date of $50,000,000 and was sold to a third party investor. Note A-3-B has an aggregate outstanding balance as of the Cut-off Date of $50,000,000 and was contributed to the CSAIL 2016-C7 trust. All loan level metrics are based on the 9 West 57th Street Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 4, Riverway, the mortgage loan is part of a whole loan with an original principal balance of $128,000,000 (the “Riverway Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $63,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Riverway Whole Loan balance.

With respect to Loan No. 5, Moffett Gateway, the mortgage loan is part of a whole loan with an original principal balance of $345,000,000 (the “Moffett Gateway Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-2 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-5 has an outstanding principal balance as of the Cut-off Date of $43,000,000 and was contributed to the JPMDB 2016-C4 Trust. Note A-1, Note A-3 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000 and are expected to be contributed to one or more future securitization trusts. Note B-1 has an outstanding balance as of the Cut-off Date of $102,000,000 and was sold to a third-party investor. All loan level metrics are based on the Moffett Gateway Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 6, Summit Mall, the mortgage loan is part of a whole loan with an original principal balance of $85,000,00 (the “Summit Mall Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Summit Mall Whole Loan balance.

With respect to Loan No. 7, North Hills Village, the mortgage loan is part of a whole loan with an original principal balance of $53,600,000 (the “North Hills Village Whole Loan”) which is comprised of a senior note (Note A) and a subordinate companion loan (Note B). Note A has an outstanding principal balance as of the Cut-off Date of $44,100,000 and is being contributed to

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the JPMCC 2016-JP4 Trust. Note B has an outstanding principal balance as of the Cut-off Date of $9,500,000 and is expected to be sold to a third party investor. All loan level metrics are based on the North Hills Village mortgage loan excluding the subordinate companion loan.

With respect to Loan No. 9, Redwood MHC Portfolio, the mortgage loan is part of a whole loan with an original principal balance of $96,000,000 (the “Redwood MHC Portfolio Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-3 has an outstanding principal balance as of the Cut-off Date of $37,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $38,400,000 and was contributed to the WFCM 2016-LC25 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $20,600,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Redwood MHC Portfolio Whole Loan balance.

With respect to Loan No. 14, 1140 Avenue of the Americas, the mortgage loan is part of a whole loan with an original principal balance of $99,000,000 (the “1140 Avenue of the Americas Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-2 has an outstanding principal balance as of the Cut-off Date of $24,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Notes A-3 and A-4 have an aggregate outstanding principal balance of $45,000,000 and were contributed to the WFCM 2016-LC24 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 1140 Avenue of the Americas Whole Loan balance.

With respect to Loan No. 18, 80 Park Plaza, the mortgage loan is part of a whole loan with an original principal balance of $133,000,000 (the “80 Park Plaza Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4A and Note A-4B). Note A-4B has an outstanding principal balance as of the Cut-off Date of $20,500,000 and is being contributed to the JPMCC 2016-JP4 Trust. Notes A-1 and A-2 have an aggregate outstanding principal balance of $50,000,000 and were contributed to the CGCMT 2016-C3 Trust. Note A-3 and Note A-4A have an aggregate outstanding principal balance as of the Cut-off Date of $62,500,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 80 Park Plaza Whole Loan balance.

With respect to Loan No. 22, Salesforce Tower, the mortgage loan is part of a whole loan with an original principal balance of $108,000,000 (the “Salesforce Tower Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-3 has an outstanding principal balance as of the Cut-off Date of $18,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP3 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $30,000,000 and was contributed to the JPMDB 2016-C4 Trust. All loan level metrics are based on the Salesforce Tower Whole Loan balance.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the mortgage loan is part of a whole loan with an original principal balance of $31,000,000 (the “Dick’s Sporting Goods Portfolio Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $18,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $13,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Dick’s Sporting Goods Portfolio Whole Loan balance.

(7)	Each number identifies a group of related borrowers.

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(8)	For each mortgage loan, the excess of the related Interest Rate% over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee%”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate% and (iii) 365/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 5, Moffett Gateway, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal payment schedule set forth on Annex F to this prospectus. As such, the Current Balance ($), Maturity/ARD Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 3.319403%.

With respect to Loan No. 7, North Hills Village, the Annual Debt Service ($) is calculated based on the sum of the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the North Hills Village Whole Loan. As such, the Current Balance ($), Maturity/ARD Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule.

(11)	With respect to Loan No. 8, Hotel Palomar San Diego, if the loan documents explicitly require payment “on demand”, it is not an event of default unless the borrower fails to make any such payment within 10 days after demand by the lender.

(12)	With respect to Loan No. 39, Dollar General Dimmitt, the mortgage loan has an ARD feature with an anticipated repayment date of May 6, 2026. From and after the anticipated repayment date, the interest rate will increase to 9.35000% per annum, until the Final Mat Date of May 6, 2031.

With respect to Loan No. 40, Dollar General Jackson, the mortgage loan has an ARD feature with an anticipated repayment date of November 6, 2026. From and after the anticipated repayment date, the interest rate will increase to 9.26000% per annum, until the Final Mat Date of November 6, 2031.

(13)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 1, Hilton Hawaiian Village, the lockout period will be at least 25 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $1,275,000,000 Hilton Hawaiian Village Whole Loan is permitted after the earlier to occur of (i) May 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Hilton Hawaiian Village Defeasance Date”). Following the expiration of the Hilton Hawaiian Village Defeasance Date, the borrower is also permitted to prepay the Hilton Hawaiian Village Whole Loan with the payment of a yield

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maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the lockout period will be at least 25 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Fresno Fashion Fair Mall Defeasance Date”). Following the expiration of the Fresno Fashion Fair Mall Defeasance Date, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 3, 9 West 57th Street, the lockout period will be at least 27 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2019. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 4, Riverway, the lockout period will be at least 24 payments beginning with and including the first payment on January 1, 2017. Defeasance of the full $128.0 million Riverway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Riverway Defeasance Date”). If the Riverway Defeasance Date has not occurred by January 1, 2021, the borrower is permitted to prepay the Riverway Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 5, Moffett Gateway, the lockout period will be at least 26 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $340.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Moffett Gateway Defeasance Date”). If the Moffett Gateway Defeasance Date has not occurred by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 6, Summit Mall, the lockout period will be at least 26 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $85.0 million Summit Mall Whole Loan is permitted after the earlier to occur of (i) November 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Summit Mall Defeasance Date”). If the Summit Mall Defeasance Date has not occurred by November 1, 2019, the borrower is permitted to prepay the Summit Mall Whole Loan with the payment of a yield maintenance premium (except that any portion of the Summit Mall Whole Loan that has been securitized for more than two years is required to be defeased). The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 9, Redwood MHC Portfolio, defeasance of the full $96.0 million Redwood MHC Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the final REMIC that holds any note evidencing the Redwood MHC Portfolio Whole Loan or (ii) September 6, 2019. The assumed lockout period of 27

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payments is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 18, 80 Park Plaza, defeasance of the full $133.0 million 80 Park Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the final REMIC that holds any note evidencing the 80 Park Plaza Loan or (ii) September 30, 2019. The assumed lockout period of 26 payments is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 19, Walgreens Pool 3, the borrower is permitted to release an individual mortgaged property after the expiration of the applicable lock out period (depending on whether such release is made in connection with a partial defeasance (no earlier than two years from the closing date) or prepayment with the greater of a yield maintenance and a prepayment premium (no earlier than 60 days from the closing date)), subject to, among other things, the following conditions: (i) no event of default or loan trigger event has occurred and is continuing, (ii) such release is in connection with a sale to a bona-fide third party in an arms-length transaction, or if a Walgreens store trigger event has occurred and is continuing, in connection with a sale to a bona-fide third party in an arms-length transaction or a sale to an affiliate of the borrower and (iii) the borrower prepays the mortgage loan in an amount equal to the greater of (a) 115% of the initial loan amount allocated to the individual mortgaged property being released, and (b) with respect to the remaining individual mortgaged properties, the amount that results in (1) the LTV not exceeding 70% and (2) the DSCR being greater than or equal to 1.30x.

With respect to Loan No. 20, Walgreens Pool 6, the borrower is permitted to release an individual mortgaged property after the expiration of the applicable lock out period (depending on whether such release is made in connection with a partial defeasance (no earlier than two years from the closing date) or prepayment with the greater of a yield maintenance and a prepayment premium (no earlier than 60 days from the closing date), subject to, among other things, the following conditions: (i) no event of default or loan trigger event has occurred and is continuing, (ii) such release is in connection with a sale to a bona-fide third party in an arms-length transaction, or if a Walgreens store trigger event has occurred and is continuing, in connection with a sale to a bona-fide third party in an arms-length transaction or a sale to an affiliate of the borrower and (iii) the borrower prepays the mortgage loan in an amount equal to the greater of (a) 115% of the initial loan amount allocated to the individual mortgaged property being released, and (b) with respect to the remaining individual mortgaged properties, the amount that results in (1) the LTV not exceeding 70% and (2) the DSCR being greater than or equal to 1.30x.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the lockout period will be at least 25 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $31.0 million Dick’s Sporting Goods Portfolio Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized and December 1, 2019. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

(14)	With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan Nos. 5, 15 and 30, Moffett Gateway, Fry 529 Retail Center and Timbergrove Heights, the related properties are newly constructed or renovated and some historical financials may not be available.

With respect to Loan No. 19, Walgreens Pool 3, historical financial information is not presented as the leases are triple-net with no annual rent increases.

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With respect to Loan No. 20, Walgreens Pool 6, historical financial information is not presented as the leases are triple-net with no annual rent increases.

With respect to Loan No. 27, The Riviera, the 2015 Revenues ($), 2015 Total Expenses ($) and 2015 NOI ($) are based on the trailing ten-month financial data of March 1, 2015 through December 31, 2015, annualized.

With respect to Loan No. 28, HGI Kennesaw, Most Recent Revenues ($) and Most Recent NOI ($) have been adjusted to account for the two months of August and September 2016 when 35 rooms and the meeting spaces were offline due to a water sprinkler break at the property on August 10, 2016.

With respect to Loan No. 31, Home2 Suites Lubbock, limited historical financial information is available as the mortgaged property was recently built in 2015 and opened in May 2015. As such, historical financials before the trailing 12-month period ending August 31, 2016 were not available.

With respect to Loan No. 34, Presidents Industrial, the loan sponsors acquired the mortgaged property in connection with the origination of the mortgage loan and 2013 financial information was not made available.

With respect to Loan No. 37, Hebron Heights, the seller acquired the mortgaged property out of an REO sale in May 2013 and 2013 financial information was not available. Additionally, the loan sponsors acquired the mortgaged property in connection with the origination of the mortgage loan and the seller did not provide 2016 financial information.

With respect to Loan No. 39, Dollar General Dimmitt, the property is newly constructed and historical financials are not available.

With respect to Loan No. 40, Dollar General Jackson, the property is newly constructed and historical financials are not available.

(15)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(16)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 5, Moffett Gateway, UW NOI DSCR and UW NCF DSCR were calculated based on the sum of the first 12 payments after the expiration of the interest-only period assumed principal payment schedule set forth on Annex F to the Preliminary Prospectus.

With respect to Loan No. 7, North Hills Village, UW NOI DSCR and UW NCF DSCR were calculated using the sum of principal and interest payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the mortgage loan and the related subordinate companion loan of principal payable on the North Hills Village Whole Loan.

(17)	With respect to Loan No. 1, Hilton Hawaiian Village, 5,900 square feet of the mortgaged property is a leasehold interest owned by the borrowers under a ground lease, and the remainder of the mortgaged property is owned by the borrower in fee simple.

With respect to Loan No. 3, 9 West 57th Street, the borrowers have pledged both the fee interest in the mortgaged property and the leasehold estate. The borrowers are permitted to terminate the ground lease upon certain terms and conditions in the loan documents which include, without

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limitation, delivery of a new title policy or an endorsement to the existing title policy, confirmation that all space leases will remain in full force and effect and satisfaction of any REMIC requirements.

With respect to Loan No. 7, North Hills Village, an affiliate of the borrower owns the fee interest in the mortgaged property and has joined the mortgage and pledged its interest in the property as collateral for the loan. In addition, a portion of the property consisting of the spaces leased by Staples and Duro Cleaners is subject to a prime ground lease.

With respect to Loan No. 10, 925 Common, the loan is secured by the leasehold interest in the mortgaged property, which is subject to a ground lease with FCH Holdings, LLC. The ground lease expires on September 30, 2049. Annual rent under the ground lease is $212,103.

With respect to Loan No. 13, Bilmar Beach Resort, the borrower has pledged both the fee interest in the mortgaged property and its leasehold interest in a reciprocal parking parcel agreement with Walgreens.

With respect to Loan No. 14, 1140 Avenue of the Americas, the loan is secured by the borrower’s leasehold interests in the mortgaged property. The ground lease expires December 31, 2066. The current annual ground rent is $348,048 with an increase on January 1, 2017 to $4,746,094 and an increase on January 1, 2042 to $5,062,500. The cash flows have been underwritten at the initial renewal rent step of $4,746,094.

With respect to Loan No. 16, Arroyo South Office, the loan is collateralized by the leasehold interest in the property held by the borrower, EJM Arroyo South II Property LLC, pursuant to a 50-year ground lease which expires on January 1, 2057. The ground lessor is the County of Clark, a political subdivision of the State of Nevada. There are no fixed rent payments under the ground lease. The ground lessor is entitled to participate in excess cash flow from the property after all expenses (including, but not limited to operating expenses, capital expenses and debt service payments) have been made, and only after the loan sponsor has received a certain minimum return on its investment, which is not anticipated to occur during the term of the loan.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 4, Riverway, the borrower was required at origination to deposit into the Upfront Other Reserve ($) $271,509 for a free rent reserve, $6,984,788 for an outstanding tenant improvement reserve and $81,825 for a required immediate repairs reserve.

With respect to Loan No. 5, Moffett Gateway, the borrower was required at origination to deposit $37,575,033 for a free rent reserve into the Upfront Other Reserve ($).

With respect to Loan No. 6, Summit Mall, Upfront Other Reserve ($) represents a guaranty from the loan sponsor for outstanding tenant improvements. Within 10 days following (i) an event of default, (ii) a transfer of the entire mortgaged property (or 100% of the legal or beneficial interests in the borrower) and assumption of the loan in accordance with the loan documents, as applicable or (iii) a transfer resulting from the exercise of the lender’s rights under the loan documents or the consummation of any remedial or enforcement action by the lender (or any holder of an interest in the loan) under the loan documents or with respect to the mortgaged property, the borrower or guarantor is required to deposit cash in lieu of the guaranty.

With respect to Loan No. 7, North Hills Village, the borrower was required at origination to deposit $48,000 into the Upfront Other Reserve ($) to prepay 10 years of rent under the prime ground lease. At any time that the lender determines that the funds in the reserve are not sufficient to pay ground rent for a period of 10 years from the origination date, the borrower is required to deposit an amount equal to such deficiency. In addition, the borrower was required to

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deposit $750,000 into a reserve for potential remediation in the event the related Phase II investigation recommends any environmental remediation as the result of the former and current existence of dry cleaning facilities at the mortgaged property, as well as $52,000 to purchase tail coverage under the environmental insurance policy for an additional three year period in accordance with the loan documents.

With respect to Loan No. 11, International Plaza, the loan is structured with a free rent reserve of $219,319 broken out as follows: $13,645 for Texas Instruments Inc. for its free rent period expiring January 2017; $140,167 for I&S Group for its free rent period expiring July 2018; $27,082 for Nevelex Corporation for its free rent period expiring May 2017; $22,347 for BPS Capital Management Inc. for its free rent period expiring October 2017. In addition, Consortium Health’s lease begins January 1, 2017 for which $16,078 in gap rent has been reserved.

With respect to Loan No. 15, Fry 529 Retail Center, the borrower was required at origination to deposit $338,154 for outstanding tenant improvements and $50,800 for free rent reserve into the Upfront Other Reserve ($).

With respect to Loan No. 17, PGA Financial Plaza, the borrower was required at origination to deposit $499,545 for outstanding tenant improvements into the Upfront Other Reserve ($).

With respect to Loan No. 21, Franklin Marketplace, the loan is structured with a free rent reserve of $100,000 for Virginia College, LLC as part of their lease renewal in August 2016. The reserve will be disbursed in equal amounts each month from October 2016 through March 2017.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the borrowers were required at origination to deposit $22,218 into the Upfront RE Tax Reserve ($) for taxes for the Dick’s Concord and PetSmart properties. The borrowers were not required to deposit any other tax reserves in regards to any other property.

With respect to Loan No. 27, The Riviera, the borrower was required at origination to deposit $78,375 for deferred maintenance into the Upfront Engin. Reserve ($).

With respect to Loan No. 30, Timbergrove Heights, the borrower was required at origination to deposit $500,000 into the Upfront Other Reserve ($) in connection with nine tenants that have not taken occupancy or commenced paying rent under their respective leases. The lender is required to release such funds when the tenants take occupancy and commence paying rent in accordance with the loan documents.

With respect to Loan No. 32, Southwest Business Center, the borrower was required at origination to fund an $800,000 performance reserve in the form of a letter of credit that was delivered by the borrower at loan origination. So long as no event of default is occurring, the performance reserve will be released to the borrower upon the mortgage loan achieving a debt yield on NOI (as defined in the loan documents) of at least 9.0% for the trailing six months.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, Hilton Hawaiian Village, the borrower is required to deposit into the Monthly CapEx Reserve ($), on a monthly basis to fund the cost of replacements, an amount equal to the greater of (i) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement or (ii) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required

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make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve or if such amounts otherwise accounted for pursuant to the working capital peg balance held in either operating account. In addition, the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) are waived to the extent there is no cash sweep period continuing under the loan documents or to the extent the borrower reserve such funds with the manager or the manager pay such taxes and insurance premiums in accordance with the management agreement.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the Monthly RE Tax Reserve ($), Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no trigger period in effect. A trigger period will commence upon the occurrence and continuance of an event of default or the occurrence of the date on which the debt service coverage ratio falls below 1.45x. Following the occurrence and during the continuance of a trigger period, the borrower is required to deposit $7,670 into the Monthly CapEx Reserve ($) for replacement reserves and $46,368 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 3, 9 West 57th Street, in the event the debt service coverage ratio falls below 2.50x, the borrowers are required to deposit approximately $420,054 ($3.00 per square foot) into the Monthly TI/LC Reserve ($), however, the borrowers will not be required to make any such deposit (i) if the balance of the reserve is equal to or greater than $25,000,000 and (ii) if (A) the debt service coverage ratio is at least 2.50x, (B) the funds in the reserve are at least $15,000,000 and (C) the mortgaged property is occupied by tenants under leases demising at least 65.0% of the rentable square footage.

With respect to Loan No. 4, Riverway, the borrower is required to deposit an amount equal to $895,380 into the Monthly RE Tax Reserve ($) on December 1, 2016, January 1, 2017 and February 1, 2017, and each month thereafter an amount equal to $500,000.

With respect to Loan No. 4, Riverway, in addition to the regular deposits of $108,640 into the Monthly TI/LC Reserve ($), following the occurrence of (a) any of the following with respect to the Largest Tenant, U.S. Foods, or the 2nd Largest Tenant, Central States Pension Fund (or their respective replacement tenants): (i) any termination or giving of notice for any termination of the related lease; (ii) the tenant going dark, vacating or ceasing operations at the related leased premises; (iii) any insolvency or bankruptcy action; or (iv) any failure to renew the related lease(s) in accordance with its terms (each, a “Tenant Trigger Event”) or (b) a withdrawal of U.S. Foods’ credit rating (unless U.S. Foods’ rating is withdrawn solely as the result of no longer having public debt necessary to enable such rating and it maintains a net worth of at least $1 billion) or downgrading of such rating below “B2” or “B” (or the equivalent) or less by each of S&P, Moody’s and Fitch (each, a “Downgrade Trigger Event”), the borrower is required to deposit all excess cash flow after debt service, required reserves and operating expenses into the Monthly TI/LC Reserve ($). If (x) a Tenant Trigger Event has occurred with respect to U.S. Foods and one or more of Central States Pension Fund or any replacement tenant or (y) if a Tenant Trigger Event and a Downgrade Trigger Event have occurred and are simultaneously continuing, the excess cash flow deposited into the Monthly TI/LC Reserve ($) is required to be allocated to the U.S. Foods subaccount in such proportion as the lender determines in its sole but reasonable discretion. The borrower is also required to deposit any contraction or termination fees into the Monthly TI/LC Reserve ($).

With respect to Loan No. 6, Summit Mall, the Monthly RE Tax Reserve ($) is waived until the occurrence of certain events set forth in the loan documents. The Monthly RE Tax Reserve ($) will commence upon (a) the occurrence and continuing of an event of default, (b) the date the debt service coverage ratio, based on the trailing four calendar quarters, falls below 2.00x for two consecutive calendar quarters (a “DSCR Trigger Event”), (c) the date (i) Macy’s closes, ceases

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operation, goes dark, vacates or abandons its leased space on or prior to September 7, 2017 and (ii) the DSCR based on the trailing four calendar quarters falls below 3.00x (a “Macy’s Trigger Event”), (d) the date two or more of Macy’s, Dillards North and Dillards South close, ceases operation, go dark, vacate or abandon the space (“Anchor Trigger Event”) as permitted by the lenders and (each of (a) through (e) is a “Lockbox Event”), (e) a period when less than 70.0% of the gross leasable square footage of in-line space is subject to a lease or other occupancy agreement with the loan sponsor (“Occupancy Trigger Event”), or (f) the borrower’s failure to (i) pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (ii) provide the lender with satisfactory evidence of the tax payment. In addition, the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no Lockbox Event Period continuing. A Lockbox Event Period means the (a) the occurrence and continuance of an event of default, (b) any bankruptcy action of the borrower or any affiliated property manager (provided that the property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), (c) the occurrence of a DSCR Trigger Event, (d) the occurrence of a Macy’s Trigger Event, (v) the occurrence of an Anchor Trigger Event or (5) the occurrence of an Occupancy Trigger Event. Following the occurrence and during the continuance of a Lockbox Event Period, the borrower is required to deposit $8,804 into the Monthly CapEx Reserve ($) for replacement reserves and $19,494 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 7, North Hills Village, on the first payment date on which the balance in the Monthly TI/LC Reserve ($) is less than $1,000,000 and on each payment date thereafter, the borrower is required to deposit $30,378 into the reserve for tenant improvements and leasing commissions. In addition, the borrower is also required to deposit into the Monthly TI/LC Reserve ($) (i) any termination fee paid by any tenant in connection with the early termination or amendment of the related lease or reduction in rent or space and (ii) after the occurrence of a tenant trigger event related to Kohl’s, Burlington Coat Factory or Supervalu, all excess cash flow after payment of debt service, required reserves and operating expenses. A tenant trigger event will exist with respect to such tenants generally if any of the tenants fails to renew its lease in accordance with the loan documents, terminates or provides notice of its intent to terminate the related lease and/or “goes dark”, vacates or abandons the related space.

With respect to Loan No. 8, Hotel Palomar San Diego, the Monthly CapEx Reserve ($) is waived provided that (i) no event of default has occurred and is continuing, (ii) no cash sweep period is existing and (iii) the borrower has provided satisfactory evidence that the property manager is reserving at least 4.0% of gross income from operations in an reserve account held by the property manager and provides a monthly statement confirming the existence of such reserve.

With respect to Loan No. 8, Hotel Palomar San Diego, during any cash sweep period triggered by a bankruptcy or insolvency action of the property manager or as the result of the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12 month period falls below 1.25x, to the extent excess cash flow from the property is not sufficient to pay for debt service, required reserves and operating expenses, the lender is required to release funds in the excess cash flow reserve account to pay for such shortfall to the extent (i) there is no event of default continuing, (ii) the borrower delivers an officer’s certificate in accordance with the loan documents, and (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period is greater than or equal to 1.10x. To the extent that such cash sweep period continues for more than 12 consecutive months, the borrower pays for any shortfall from its own funds and not from the excess cash flow reserve account and, as a result thereof, the amount of excess cash flow actually deposited into the excess cash flow reserve account for any such 12 month period exceeds the amount of excess cash flow that would have been collected over the prior 12 month period had the borrower not paid any shortfall with its own funds (such excess is the “Seasonality Deposit”) and provided further that (i) no event of default is continuing and (ii) the borrower has delivered an officer’s certificate showing the

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calculation and representing the amount of such shortfall paid with the borrower’s funds together with supporting documentation, the lender is required to transfer an amount equal to the Seasonality Deposit from the excess cash flow reserve account into the seasonality reserve fund, and the borrower is entitled to request such funds to pay for shortfalls in accordance with the loan documents.

With respect to Loan No. 11, International Plaza, the loan is structured with an Upfront TI/LC Reserve ($) of $162,980 and ongoing Monthly TI/LC Reserve ($) deposits of $40,869 until the monthly payment date occurring in November 2017. On and after the monthly payment date occurring in December 2017, the ongoing Monthly TI/LC Reserve ($) will be reduced to 29,192. The Monthly Ins. Reserve ($) is waived for so long as (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio is greater than or equal to 1.10x, (iii) the mortgaged property is insured under a blanket insurance policy approved by the lender in its reasonable discretion and (iv) the borrower provides evidence that all insurance premiums have been timely made.

With respect to Loan No. 18, 80 Park Plaza, a Monthly TI/LC Reserve ($) of approximately $40,029 is required if the amount in the TI/LC reserve account falls below $1,000,000 and continues until the cap of $1,000,000 is reached. Additionally, if and for so long as the sole tenant, PSEG Services Corporation is not controlled and at least 51% owned by an entity that has a senior unsecured credit rating (or the equivalent thereof) of at least (i) “BBB-” by S&P (and its equivalent or higher by each other rating agency rating the securitization), the Monthly TI/LC Reserve ($) will be increased to approximately $120,086 or (ii) “BB” by S&P (and its equivalent or higher by each other rating agency rating the securitization), the Monthly TI/LC Reserve ($) will be increased to approximately $280,201, neither of which are subject to the cap. Also, a Monthly CapEx Reserve ($) of approximately $16,012 is required if the amount in the replacement reserve account falls below $250,000 and continues until the cap of $1,000,000 is reached.

With respect to Loan No. 19, Walgreens Pool 3, with respect to each mortgaged property, if the lender fails to receive satisfactory evidence that the related Walgreens has not elected to terminate its lease by January 2026, the lender will begin collecting a monthly reserve equal to $4.06 per square foot annually for the related mortgaged property until such time as the borrower has delivered to the lender (i) written notice that the borrower has not received notice that the related Walgreens has exercised its termination option, which notice from the borrower is required to be delivered no earlier than 15 days after the date by which the related Walgreens is required to give notice to the borrower of its election to exercise its termination option under the related lease, and (ii) a tenant estoppel certificate executed by Walgreens.

With respect to Loan No. 20, Walgreens Pool 6, with respect to each mortgaged property, if the lender fails to receive satisfactory evidence that the related Walgreens has not elected to terminate its lease by January 2026, the lender will begin collecting a monthly reserve equal to $4.06 per square foot annually for the related mortgaged property until such time as the borrower has delivered to the lender (i) written notice that the borrower has not received notice that the related Walgreens has exercised its termination option, which notice from the borrower is required to be delivered no earlier than 15 days after the date by which the related Walgreens is required to give notice to the borrower of its election to exercise its termination option under the related lease, and (ii) a tenant estoppel certificate executed by Walgreens.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the deposits into the Monthly RE Tax Reserve ($) and Monthly CapEx Reserve ($) are waived to the extent (a) Dick’s Sporting Goods, PetSmart or any replacement tenant(s) is required by the terms of its lease to pay all taxes or insurance premiums, as applicable, with respect to such individual mortgaged property and (b) such tenant(s) actually pays such taxes and insurance premiums, as applicable, in full prior to the due date and provides written evidence of such payment, (c) the borrowers have

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provided written evidence reasonably acceptable to lender that all such taxes or insurance premium, as applicable, for such individual mortgaged property have been paid in full prior to the due date, and (d) the applicable lease for such individual property is in full force and effect. The Monthly CapEx Reserve ($) is waived with respect to any individual property so long as (a) no event of default has occurred and is continuing and (b) the borrower provides the lender with evidence that Dick’s Sporting Goods, PetSmart and/or any replacement tenant(s) is obligated to perform all required replacements at such individual property in accordance with the terms of its lease.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, if any individual property is released from its mortgage, then the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) shall be reduced per annum by an amount equal to the amount of the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($), respectively, that was being collected by lender with respect to such individual property.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the Dick’s Wichita and Dick’s Fort Wayne mortgaged properties are excluded from the Monthly CapEx Reserve ($).

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, so long as there is no event of default or bankruptcy trigger, the Monthly Other Reserve ($) is subject to one-time disbursement equal to the amount of rollover reserve funds that exceed $1,000,000 on September 1, 2024.

With respect to Loan No. 24, Tech Ridge Office Park, an additional Monthly TI/LC Reserve ($) representing 50.0% of excess cash flow will be swept until a $333,403.54 TI/LC reserve balance is achieved.

With respect to Loan No. 28, HGI Kennesaw, the borrower is required to deposit into the Monthly Other Reserve ($), on May 1, 2023 and on the next 35 payment dates thereafter, an amount equal to $31,667 for replacements and repairs required under any PIP related to an extension of the existing franchise agreement or a new franchise agreement. In lieu of making monthly deposits into the reserve, the borrower may deliver a letter of credit, on or prior to May 1, 2023, in an amount equal to $1,140,012.

With respect to Loan No. 33, Hinesville Central, the borrower was required at origination to fund a $250,000 joint TI/LC and replacements reserve. Upon the balance in the TI/LC and replacements reserve falling below $250,000, the borrower is required to deposit $3,483 monthly into a joint TI/LC and replacements reserve. The joint TI/LC and replacements reserve is capped at $250,000. For presentation purposes, the joint TI/LC and replacements reserve is shown in the Upfront TI/LC Reserve ($) and Monthly TI/LC Reserve ($) fields.

With respect to Loan No. 35, Holiday Inn Express Salina, the borrower is required to deposit 1/12 of 4% of gross revenues at the mortgaged property monthly into an FF&E reserve subject to a cap of $1,585,000. Beginning on November 18, 2018 and through the date on which the borrower executes a replacement franchise agreement (or an extension of the existing franchise agreement) for a period of not less than 10 years in form satisfactory to the lender, the borrower will be required to make monthly deposits into an FF&E reserve in an amount equal to the greater of (a) 1/12 of 4% of gross revenues at the mortgaged property and (b) the quotient resulting from (i) the difference between $1,585,000 less the balance then on deposit in the related reserve divided by (ii) 36. During this time, the borrower will not have the ability to draw from or otherwise retain a release of funds on deposit in the related reserve. In lieu of the monthly deposits into an FF&E reserve during this time, the borrower will have the option to deliver to the lender on or prior to the commencement of the forgoing referenced 36-month period an “evergreen” letter of credit in the amount of $1,585,000 less the balance then on deposit in an FF&E reserve (the “LOC”). In the event that the borrower elects to deliver the LOC in lieu of making the monthly deposits into an FF&E reserve during this 36-month period, the

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borrower will not be entitled to make any draws under the LOC or to receive reimbursements from the lender with respect to any FF&E work, any costs associated with entering into, negotiating or executing a replacement franchise agreement (or any extension of the existing franchise agreement) or any work required in connection therewith.

With respect to Loan No. 38, West Hills Plaza, the borrower was required at origination to fund a $330,000 joint TI/LC and replacements reserve. Upon the balance in the TI/LC and replacements reserve falling below $165,000, the borrower is required to deposit $7,903 monthly into a joint TI/LC and replacements reserve. The joint TI/LC and replacements reserve is capped at $165,000. For presentation purposes, the joint TI/LC and replacements reserve is shown in the Upfront TI/LC Reserve ($) and Monthly TI/LC Reserve ($) fields.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 8, Hotel Palomar San Diego, the seasonal working capital reserve the borrower is required to deposit into the Monthly Other Reserve ($) will be capped at the amount of $3.0 million.

With respect to Loan No. 18, 80 Park Plaza, TI/LC Reserve Cap ($) is $1,000,000. The loan documents provide for the TI/LC Reserve Cap ($) to be suspended if and for so long as PSEG Services Corporation is not controlled and at least 51% owned by an entity that has a senior unsecured credit rating of at least “BBB-” by S&P (and its equivalent or higher rating by each other rating agency rating the securitization).

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, if, on August 31, 2024, (i) no event of default or any bankruptcy action with respect to the borrower exists and (ii) amounts on deposit in the Monthly TI/LC Reserve ($) exceed $1,000,000 (the “August 2024 Rollover Reserve Cap”), then the lender is required to make a one-time disbursement equal to the amount then in the Monthly TI/LC Reserve ($) that exceeds the August 2024 Rollover Reserve Cap to an account designated by the borrower on the next monthly debt service payment date.

(21)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(22)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 22, Salesforce Tower, the 2nd Largest Tenant, JPMorgan Chase Bank, National Association, consists of 85,783 square feet expiring in June 2020 and 116,522 square feet expiring in June 2025.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the Largest Tenant, JCPenney, has the right to purchase its leased parcel under the related lease if the tenant determines that the lease has become “uneconomical” in accordance with the lease. The borrower may nullify this purchase option and the loan agreement requires that the borrower reject any offer to purchase

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the leased parcel. However, the lease provides that if the borrower rejects the offer to purchase, the lease will be terminated.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the lease for the 2nd Largest Tenant, Victoria’s Secret, contains a co-tenancy clause that requires (i) more than three “Major Tenants” (as defined in the lease) to be open for business or (ii) 70% of other stores having storefronts or entrances on the enclosed mall excluding any “Major Tenants” (each of the foregoing (i) and (ii), the “VS Co-Tenancy Requirement”) are open for business for reasons other than temporary permitted closures in accordance with the lease agreement. If the VS Co-Tenancy Requirement is breached (A) for 180 consecutive days, after such period, the tenant may pay a reduced rent of 5% of gross sales and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with notice prior to the later of (i) 395 consecutive days from date the tenant was entitled to commence payment of the alternative rent, or (ii) 60 days following the date of the tenant’s notice that it is beginning the payment of alternative rent. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent. In addition, the lease for the 5th Largest Tenant, Anthropologie, contains a co-tenancy clause that requires (i) three or more tenants of 90,000 square feet or more to be operating or (ii) more than 65% of the total square footage of the mall (excluding the leased premises) is occupied by tenants operating (each of the foregoing (i) and (ii), the “Anthropologie Co-Tenancy Requirement”). If the Anthropologie Co-Tenancy Requirement is breached (A) for six months or more, the tenant may pay a reduced rent of 6% of gross sales, and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with 60 days notice following such 365 day period. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent.

With respect to Loan No. 3, 9 West 57th Street, the borrowers have a space lease with Solow Management Corp. which is an affiliate of the borrowers and sponsor. The 5th Largest Tenant, Providence Equity LLC, is subleasing 18,345 square feet to its affiliate, Benefit Street Partners (which is also an affiliate of BSP). Benefit Street Partners has the right to terminate its sublease in September 2022, with at least 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 4, Riverway, the 3rd Largest Tenant, Culligan International Company, has the right to terminate its lease as of December 31, 2019 with nine months’ notice and the payment of a termination fee equal to the sum of $664,816.

With respect to Loan No. 4, Riverway, the 2nd Largest Tenant, Central States Pension Fund, the borrower sponsor has indicated that the tenant may be facing solvency issues in the future. According to the sponsor, as of December 31, 2015, the total number of participants and beneficiaries covered by the pension plan was 397,492. Of that number, 64,527 were current employees and the remaining members were either retired and receiving benefits or retired with a right to future benefits. In May 2016, the US Department of the Treasury rejected a plan put forth by the tenant to partially reduce the pensions of 115,000 retirees and the future benefits of 155,000 current workers. According to the loan sponsor, it is anticipated that without federal assistance, the pension fund will become insolvent by the end of 2025.

With respect to Loan No. 6, Summit Mall, the 3rd Largest Tenant, Gap, the 4th Largest Tenant, Express, and the 5th Largest Tenant, Versona Accessories, among other tenants, each have the right to reduce their rent and/or terminate their lease if occupancy levels decrease below certain thresholds according to their individual co-tenancy clauses. In addition, Versona Accessories has the right to terminate its lease if its adjusted gross sales (as defined in the lease) do not exceed $2,000,000 during the sixth lease year (November 1, 2017 through October 31, 2018), with 90 days’ notice and the payment of a termination fee of $400,000.

With respect to Loan No. 7, North Hills Village, the 2nd Largest Tenant, Burlington Coat Factory, has the right to terminate its lease, with 365 days’ notice and the delivery of a guaranty from

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Burlington Coat Factory Warehouse Corporation. for one year’s worth of base rent, percentage rent and the tenant’s share of taxes and operating expenses. In addition, Burlington Coat Factory, among other tenants, has the right to reduce its rent and/or terminate its lease if occupancy levels decrease below certain thresholds according to co-tenancy clauses contained in the applicable lease(s).

With respect to Loan No. 11, International Plaza, the Largest Tenant, Newscycle Solutions, Inc., has a contraction option to reduce the size of its seventh floor space (8,699 square feet) effective July 14, 2019. The 2nd Largest Tenant, Cisco Systems, has a contraction option to reduce the size of its space by no more than 3,000 square feet, effective June 30, 2018. The 3rd Largest Tenant, OffiCenters, has a one-time right to terminate its lease as of January 31, 2021, with 12 months’ written notice and the payment of a termination fee.

With respect to Loan No. 12, Everett Plaza, the 2nd Largest Tenant, Petco, may terminate its lease with 30 days written notice to the landlord if 50.0% or more of the net rentable area remains vacant for a continuous period of one year. In addition, in the event that the retail tenants at the property are not operating for business in a minimum of 50.0% of the property’s net rentable area for a period exceeding 90 consecutive days, the tenant has the option to reduce its then minimum monthly rent by 50.0% for the entire period of such event. The 3rd Largest Tenant, Pier 1 Imports, may terminate its lease if (i) the net rentable area of the property is less than 60.0% occupied or (ii) any tenant occupying more than 20.0% of the net rentable discontinues its operations at the property and a similar tenant does not replace it within a period of 12 months. The tenant is required to exercise this right within a period of 60 days following the 12-month period by giving 60 days written notice to the landlord.

With respect to Loan No. 16, Arroyo South Office, the 3rd Largest Tenant, Pulte Homes, has the one-time right to terminate its lease effective September 30, 2020 with seven months’ notice and payment of a termination fee.

With respect to Loan No. 17, PGA Financial Plaza, the 3rd Largest Tenant, Raymond James & Associates, Inc., has the right to terminate its lease as of March 31, 2021 with 12 months’ notice and the payment of a termination fee equal to the sum of $349,335 and any paid, but unearned real estate commissions paid (as defined in the lease). In addition, the 3rd Largest Tenant subleases 2,571 square feet of its total space from Lost Tree Preserve under a sublease that expires on March 31, 2017.

With respect to Loan No. 19, Walgreens Portfolio 3, the sole tenant at each mortgaged property, Walgreens, has a one-time right to terminate its lease on January 31, 2027, and every five years thereafter for the rest of the lease term. The tenant must provide notice of its intent to terminate at least six months prior to each respective termination date.

With respect to Loan No. 20, Walgreens Portfolio 6, the sole tenant at each mortgaged property, Walgreens, has a one-time right to terminate its lease on January 31, 2027, and every five years thereafter for the rest of the lease term. The tenant must provide notice of its intent to terminate at least six months prior to each respective termination date.

With respect to Loan No. 22, Salesforce Tower, the Largest Tenant, Salesforce, if the borrower fails to deliver possession to Salesforce of any portion of the 21st or 23rd floors by February 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portions of the 21st and/or the 23rd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. If the borrower fails to deliver possession of any portion of the 22nd floor by March 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portion of the 22nd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. The 2nd Largest Tenant, JPMorgan Chase Bank, National Association, is subleasing approximately 19,214 square feet to KPMG, 15,231 square

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feet to Thomas Caterers of Distinction, Inc., 13,335 square feet to Central Indiana Corporate Partnership, Inc., 12,175 square feet to the Greater Indianapolis Chamber of Commerce, Inc. and 6,614 square feet to Indianapolis Downtown, Inc. The 3rd Largest Tenant, Bose McKinney & Evans, LLP, is subleasing approximately 12,527 square feet to Caldwell Vanriper, LLC. In addition, the 4th Largest Tenant, Ernst & Young U.S. LLP, has the right to terminate its lease as of September 30, 2020 with 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the sole tenants at the Dick’s Concord, Dick’s Bloomingdale and PetSmart Concord mortgaged properties, Dick’s Sporting Goods, Dick’s Sporting Goods and PetSmart, respectively, have the right to reduce their rent and/or terminate their leases if the individual co-tenancy provisions in their related leases are breached or violated.

With respect to Loan No. 26, Market at Hilliard, the Largest Tenant, Michaels, has the option to pay the lesser of (i) 2% of gross sales and (ii) basic rent (as further described in the related lease) if less than 60% of the gross leasable area is open for business at the mortgaged property. If the related co-tenancy provision continues for 18 months, Michaels may terminate its lease. The 2nd Largest Tenant, Bed Bath & Beyond, has the option to pay reduced rent equal to 3% of gross sale if (i) the non-collateral Giant Eagle and (ii) either the non-collateral Kohl’s or Target are not open for business. If the related co-tenancy provisions continue for 365 days, Bed Bath & Beyond may terminate its lease. The 3rd Largest Tenant, OfficeMax, has the option to pay the lesser of (i) 3% of gross sales and (ii) basic rent, as further described in the related lease, if less two major tenants (as further described in the related lease) are open for business at the mortgaged property. If the related co-tenancy provisions continue for one year, OfficeMax may terminate its lease. The 4th Largest Tenant, Old Navy, has the option to pay 50% of the basic rent for the first three months of the operating requirements failure (as further described in the related lease) and 25% of basic rent thereafter if an operating requirement failure occurs for a continuous period of six months. If the related co-tenancy provision continues for 12 months, Old Navy may terminate its lease. The 5th Largest Tenant, Famous Footwear, has the option to pay 6% of gross sales in lieu of basic rent if two anchor tenants, such as Old Navy, Michaels and Bed Bath & Beyond, are not open for business. If the related co-tenancy provision continues for 12 months, Famous Footwear may terminate its lease.

With respect to Loan No. 29, Buckhorn Plaza, the Largest Tenant, Marshalls, has the option to pay reduced rent if (i) the non-collateral Walmart is not open for business, (ii) the non-collateral Lowe’s is not open for business and (iii) less than 70% of the remaining gross leasable area at the mortgaged property is open for business.

With respect to Loan No. 33, Hinesville Central, the Largest Tenant, Hibbett Sporting Goods, has the right to terminate its lease if gross sales do not exceed $2,000,000 during the period between August 1, 2019 and July 31, 2020. Additionally, Hibbett Sporting Goods has the option to pay reduced rent equal to 2% of gross sales if the non-collateral Walmart Supercenter is not open for business. If the non-collateral Walmart Supercenter remains closed for 12 months, Hibbett Sporting Goods has the right to terminate its lease or begin paying full rent due. If 50% of the gross leasable area at the mortgaged property is not open for business, Hibbett Sporting Goods has the right to terminate its lease. The 2nd Largest Tenant, Shoe Show, has the right to pay reduced rent equal to 50% of minimum rent due if the non-collateral Walmart Supercenter vacates its premises and has the right to terminate its lease or return to paying full rent due if such co-tenancy condition is not cured within six months. The 5th Largest Tenant, GameStop, has the right to pay 50% of minimum rent due if the non-collateral Walmart Supercenter vacates and is not replaced by a comparable anchor tenant and has the right to terminate its lease if such co-tenancy condition is not cured within 12 months.

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With respect to Loan No. 34, Presidents Industrial, the 5th Largest Tenant, Wartsila Funa International, Inc., has the option to terminate its lease effective April 1, 2019, April 1, 2020 and April 1, 2021 with six months’ notice and payment of a termination fee.

With respect to Loan No. 38, West Hills Plaza, the 5th Largest Tenant, Shoe Show, has the option to pay reduced rent equal to 5% of gross sales if less than 60% of the leasable space at the mortgaged property is open for business. If the related co-tenancy provision continues for 60 days, Shoe Show has the right to terminate its lease.

(24)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 1, Hilton Hawaiian Village, the aggregate liability of the Principal / Carveout Guarantor with respect to all full recourse carveouts in the loan documents may not exceed an amount equal to 10% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred). In addition, the Principal / Carveout Guarantor is not a party to the environmental indemnity, and the borrowers are the sole parties liable for any breaches or violations of the indemnity. In lieu of the Principal / Carveout Guarantor signing the indemnity, the borrowers were required to obtain an environmental insurance policy in accordance with the loan documents.

With respect to Loan No. 5, Moffett Gateway, the borrower is permitted to obtain the release of Joseph K. Paul and Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, on certain terms and conditions in the loan documents, which include, without limitation (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements and (iii) Paul Guarantor LLC has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

With respect to Loan No. 6, Summit Mall, the obligations and liabilities of the Principal / Carveout Guarantor is capped at $17,000,000 under the non-recourse carveout guaranty, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservations of the lender’s rights under the guaranty.

With respect to Loan No. 7, North Hills Village, the Principal / Carveout Guarantor is not a party to the environmental indemnity. J.J. Gumberg Co. has signed the environmental indemnity in addition to the related borrower. In addition, the borrower was required to obtain environmental insurance in accordance with the loan documents.

(25)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With respect to Loan Nos. 13 and 23, Bilmar Beach Resort and Dick’s Sporting Goods Portfolio, the related borrowers may prevent or cure an excess cash sweep trigger caused by a low debt service coverage ratio by providing a letter of credit in an amount that, if used to reduce the outstanding principal amount of the loan, would otherwise prevent or cure such trigger.

(26)	With respect to Loan No. 9, Redwood MHC Portfolio, the Redwood MHC Portfolio Whole Loan will be serviced under the JPMCC 2016-JP4 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the Redwood MHC Portfolio Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is LCF, or an affiliate, as holder of the related controlling pari passu companion loan.

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(27)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the loan documents permit the borrower to enter into a Property Assessed Clean Energy (PACE) loan that is repaid through multi-year assessments against the property in an amount not to exceed $10,000,000, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. The borrower may also incur personal property purchase money financing and leases up to an aggregate amount of not greater than $2,000,000 (except for equipment leases associated with sustainability and environmental initiatives provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000). See “Description of the Mortgage Pool—Additional Debt—Other Secured Indebtedness” in the preliminary prospectus for additional information.

With respect to Loan No. 6, Summit Mall, the loan documents permit the borrower to enter into a Property Assessed Clean Energy (PACE) loan that is repaid through multi-year assessments against the property in an amount not to exceed $5,000,000, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation.

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